Exhibit 10.23

СОГЛАШЕНИЕ НА ПОСТАВКУ, ИСКЛЮЧИТЕЛЬНОЕ ПРАВО ОСВОЕНИЯ РЫНКА И СБЫТ	SUPPLY AND EXCLUSIVE Marketing, sales and distribution AGREEMENT

Настоящее соглашение на поставку и сбыт заключается между	This Supply and Distribution Agreement is made between

OasmiaPharmaceuticalAB(далее «Владелец»), Корпорацией зарегистрированной в соответствии с законодательством Швеции и имеющей головной офис по адресу: Валлонгатан 1, 752 28 Упсала, Швеция	Oasmia Pharmaceutical AB (“Owner”) a corporation under the laws of Sweden and having its principal office at Vallongatan 1, 752 28 Uppsala, Sweden

и	and

Открытым акционерным обществом «Фармасинтез» (далее «Дистрибьютор»), Компанией, зарегистрированной в соответствии с законодательством России и имеющей офис по адресу: 664007, Россия, г. Иркутск, ул. Красногвардейская, 23 офис 3	Joint Stock Company “Pharmasyntez” (“Distributor”) a company under the laws of Russia and having its principal office at 23, str. Krasnogvardeyskaya, office 3, 664007 Irkutsk, Russian Federation

и вступает в силу с 01 Февраля 2013, (далее «Дата вступления в силу»).	and takes effect as of 1st February 2013, (the Effective Date).

ПРИНИМАЯ ВО ВНИМАНИЕ, ЧТО	WHEREAS

- Владелец имеет определенные международные права на Лицензионную технологию (как определено в дальнейшем) на Продукт (как определено в дальнейшем).	- Owner has certain worldwide rights to Licensed Technology (hereinafter defined) to the Product (hereinafter defined).

- Дистрибьютор является компанией, специализирующейся в области маркетинга и распространения фармацевтической продукции, и имеет полномочия и возможности для продажи и распространения Продукта на Территории (как определено в дальнейшем).	- Distributor is a company specializing in marketing and distribution of pharmaceutical products and has the competencies and capabilities to sell and distribute the Product in the Territory (hereinafter defined).

- Владелец обязуется предоставить Дистрибьютору, а Дистрибьютор, в свою очередь, обязуется принять от Владельца, исключительные права на освоение рынка и сбыт Продукта на Территории.	- Owner is desirous of granting to Distributor, and Distributor is desirous of accepting from Owner, the exclusive rights to market, sell and distribute the Product in the Territory.

- Владелец обязуется поставлять Дистрибьютору Продукт по требованию последнего, а Дистрибьютор, в свою очередь, обязуется покупать Продукт у Владельца.	- Owner is desirous of supplying Distributor’s requirements of the Product and Distributor is desirous of purchasing the same from Owner.

1. ТОЛКОВАНИЕ ТЕРМИНОВ СОГЛАШЕНИЯ	1. DEFINITIONS

«Аффилированное лицо» означает любое лицо, которое прямо (или косвенно, через одного или нескольких посредников) контролирует, контролируется или находится под общим контролем с одной из Сторон, причем термин «контроль» понимается как (i) управление более половиной голосов или акционерным капиталом или (ii) управление, прямое или косвенное, внутренней политикой предприятия, т.е. термины «контроль» и «контролируемый» толкуются соответствующим образом;

“Affiliate” shall mean any entity that directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with a Party, and the term “control” means control of (i) more than half of the voting power or issued share capital, or (ii) the control directly or indirectly to direct or cause direction of the management and policies of an entity; and the terms “controls” and “controlled” shall be construed accordingly;

«Согласованное качество» толкуются, как определенное в пункте 10;	“Agreed Quality” shall have the meaning given in clause 10;

«Соглашение» означает настоящее Соглашение на поставку, исключительное право освоения рынка и сбыт;	“Agreement” shall mean this Supply and Exclusive Marketing, Sales and Distribution Agreement;

«Обязательный заказ на покупку» толкуются, как определено в пункте 8;	“Binding Purchase Order” shall have the meaning given in clause 8;

«Претензия» означает любое требование, действие, запрос, обращение за судебной помощью, жалобу или другие подобные действия (включая, но не ограничиваясь, любые такие претензии, иски, запросы, обращения за судебной помощью, жалобы или другие подобные действия третьих лиц);	“Claim” shall mean any claim, action, demand, proceeding, complaint or other similar action (including, but not limited to, any such claim, action, demand, proceeding, complaint or other similar action by a third party);

«Компетентные органы власти» означает любые компетентные и контролирующие органы в каждой из стран на Территории: (i) которые отвечают за регулирование лекарственных средств, предназначенных для использования человеком, и выдают любое регистрационное удостоверение, в том числе, но не ограничиваясь, Европейское медицинское агентство (EMA) / Европейская комиссия; (ii) все местные агентства по лекарственным средствам и (iii) все органы власти по ценообразованию и возмещению расходов;

“Competent Authorities” shall mean any and all competent and regulatory authorities in each of the countries in the Territory: (i) that are responsible for the regulation of medicinal products intended for human use and responsible for granting any Marketing Authorization, including but not limited to the European Medicinal Agency (EMA)/European Commission; (ii) all local Medicinal Product Agencies; and (iii) all pricing and reimbursement authorities;

«Конфиденциальная информация» по отношению к одной из Сторон означает частную или служебную информацию (в письменной, устной или любой другой форме), связанной с хозяйственной деятельностью этой Стороны или ее аффилированных лиц, в том числе, права на интеллектуальную собственность, товарные знаки, ноу-хау, улучшения Продукта, Продукт и связанные с ними научные разработки, другие продукты, вещества, списки клиентов, ценовая политика, информация о сотрудниках и кадровая политика, сбытовая политика и стратегические планы, методы и планы разработки продуктов, данные нормативных документов, данные заявок и документов для предоставления в контролирующие органы, методы производства, технологические процессы, разработки и проекты разработок, изобретения и научно-исследовательские программы, коммерческие тайны и иная коммерческая информация и любая другая информацию конфиденциального характера такой Стороны и ее аффилированных лиц;	“Confidential Information” shall mean in relation to a Party any secret or proprietary information (whether written or oral and in whatever medium) relating to a Party’s business or of the business of their Affiliates, including Intellectual Property Rights, the Trademark, Know-how, the Improvements, the Product and related developments, other products, substances, customer lists, pricing policies, employment records and policies, operational methods, marketing and strategy plans and policies, product development techniques or plans, regulatory data, data, regulatory applications and dealings, methods of manufacture, technical processes, designs and design projects, inventions and research programmes, trade secrets and other business affairs, and any other information of a confidential nature of the Party or of its Affiliates;

«Стоимость товаров» толкуется, как указанно в Приложении I.	“Cost of Goods” shall have the meaning given in Appendix I.

«Текущая надлежащая дистрибьюторская практика» или «cGDP» или «GDP» означает надлежащую дистрибьюторскую практику в отношении лекарственных средств, как это определено во всех применимых законах и руководствах, в том числе, (в отношении стран, на Территории ЕС) согласно директивы 94/C 63/03 и связанной с ней руководств;	“Current Good Distribution Practice” or “cGDP” or “GDP” shall mean Good Distribution Practice as defined in all applicable legislation and guidelines, including (in respect of countries in the Territory in the EU) directive 94/C 63/03 and associated guidelines;

«Текущая надлежащая производственная практика» или «cGМP» или «GМP» означает надлежащую производственную практику в отношении лекарственных средств, как это определено во всех применимых законах и руководствах, в том числе, (в отношении стран, на Территории ЕС) согласно директивы 2003/94/EECи связанной с ней руководств;	“Current Good Manufacturing Practice” or “cGMP” or “GMP” shall mean Good Manufacturing Practice for medicinal products as defined in all applicable legislation and guidelines, including (in respect of countries in the Territory in the EU) directive 2003/94/EEC and associated guidelines;

«Заказчик» означает любое лицо, которому Дистрибьютор доставляет Продукт и выставляет счет.	“Customer” shall mean any party to which Distributor deliver and invoice the Product.
«Данные по исключительности права освоения рынка» означает любое средство защиты данных по исключительности права освоения рынка (включая, но не ограничиваясь, права продажи детским домам и учреждениям здравоохранения) или любое подобное средство защиты, предоставляемое на Продукт согласно применимых норм и правил на Территории;

“Data Market Exclusivity” shall mean any data protection, market and sales exclusivity (including but not limited to orphan and paediatric) or any similar protection granted to the Product according to the applicable rules and regulations in the Territory;

«Дата вступления в силу» означает дату подписания настоящего Соглашения;	“Effective Date” shall mean the signing date of this Agreement;

«Финансовый год» означает период с 1 января по 31 декабря в того же года.	“Fiscal Year” shall mean a period from the 1st January through December 31st in the same year.

«Сфера применения» означает лечение человека;	“Field” shall mean human therapy;

«Готовый продукт» означает упакованный, промаркированный и одобренный Владельцем Продукт согласно спецификации, утвержденной компетентными органами власти для распространения и продажи в каждой стране Территории;	“Finished Product” shall mean the Product packaged, labelled and released by Owner according to the specifications with the approval by Competent Authorities for distribution and sale in each country of the Territory;

«Валовой объем продаж» толкуется, как указанно в Приложении I.	“Gross Sales” shall have the meaning given in Appendix I.

«Патенты Владельца» означает Патенты на Территории, которые принадлежат Владельцу или контролируются им в отношении Продукта, включая его использование и процессы производства;	“Owner’s Patents” shall mean Patents in the Territory that are owned or controlled by Owner and that relate to the Product, including its uses and processes for manufacture;

«Информация» означает любую информацию, сообщения или данные, в любой форме, в том числе устной, письменной, графической, машиночитаемой, компьютеризированной или иной форме на любых носителях;	“Information” means any information, communications or data, in any form, including oral, written, graphic, electro-magnetic, in machine readable form, computerised, or otherwise stored in any media;

«Интеллектуальная собственность» означает всю интеллектуальную собственность, включая патенты, товарные знаки, знаки обслуживания, зарегистрированные образцы, полезные модели, права на промышленный образец, права на базы данных, авторские права, коммерческие тайны и другую конфиденциальную информацию, ноу-хау и все другие объекты интеллектуальной и промышленной собственности и права аналогичного или соответствующего характера в любой части мира, вне зависимости их статуса регистрации, в том числе, права на подачу заявки и всех документов для любого из вышеуказанных прав, права на приоритет, право на иски за прошлые нарушения по закону или праву справедливости в отношении любого из вышеуказанных прав, любые обновления, расширения и изменения, продолжения и пересмотренные предоставления вышеизложенного права и «Прав на интеллектуальную собственность» означает права, наименование таких прав и интерес в отношении таких прав, включая, все моральные права в отношении такой Интеллектуальной собственности);	“Intellectual Property” shall mean all intellectual property including all patents, trademarks, service marks, registered designs, utility models, design right, database rights, copyright, trade secrets and other confidential information, know-how, and all other intellectual and industrial property and rights of a similar or corresponding nature in any part of the world, whether registered or not or capable of registration or not and including the right to apply for and all applications for any of the foregoing rights, right to claim priority, the right to sue for past infringements and common law or equitable remedies in respect of any of the foregoing rights, and any renewals, extensions or restorations, and divisional, continuation and reissued applications of the foregoing rights (and “Intellectual Property Rights” means rights, title and interest including all moral rights in such Intellectual Property);

«Ноу-хау» означает любую информацию, данные и / или ноу-хау, относящиеся к Продукту;	“Know-how” shall mean any and all relevant Information, data and/or know-how, related to the Product;

«Технология Владельца» означает ноу-хау и нормативные или клинических данные, принадлежащие Владельцу или контролируемые им;	“Owner’s Technology” shall mean collectively the Know-how and the Regulatory or Clinical Data owned or controlled by Owner;

«Убытки» означает убытки любого характера, в том числе ущерб, платежи, штрафы, проценты, компенсации вне зависимости от причины их возникновения, будь то в результате гражданского правонарушения (включая халатность), нарушения условий настоящего Соглашения, нарушения уставных обязанностей или введения в заблуждение;	“Losses” shall mean direct loss or lost profits caused to any of the Parties to this Agreement as a result of the other Parity’s actions, howsoever they might arise, whether as a result of a tort (including negligence), breach of contract, breach of statutory duty or misrepresentation;

«Регистрационное удостоверение» означает любые свидетельства в отношении разрешения на применение в Области применения, выданные Компетентными органами власти или правительственными или аналогичными органами, необходимые для законного ввоза, использования, продвижения, распространения и продажи (будь государственному или частному сектору) Продукта в каждой стране на Территории, включая, но не ограничиваясь, разрешения контролирующего органа и политику ценообразования и возмещения расходов. Распределение Продукта для клинических исследований не считается регистрационным удостоверением;	“Marketing Authorization” shall mean any and all marketing and other authorizations and approvals for uses in the Field by Competent Authorities or a governmental or similar body necessary for the lawful importation, use, marketing, promotion, distribution, and sale (whether to the public or the private sectors) of the Product in each country in the Territory including but not limited to regulatory approval and pricing and reimbursement. Distribution of the Product in the Territory on a Named Patient basis is not considered a Marketing Authorization;

«Держатель торговой лицензии» в тексте настоящего Соглашения означает Владельца.	“Marketing Authorization Holder” shall in all text refer to Owner.

«Несоответствующий Продукт» толкуется, как определено в пункте 10;	“Non-Conforming Product” shall have the meaning given in clause 10;

«Патентные права» означают права на всю интеллектуальную и промышленную собственность, в том числе, право приоритета, право на иски за прошлые нарушения по закону или праву справедливости в отношении любого из прав, любые обновления, расширения и изменения, продолжения и пересмотренные предоставления вышеизложенных прав: (a) (i) права на патентные заявки, приведенные в Приложении II (и патенты, выданные по ним) и все изобретения, описанные там; (ii) права на патенты, приведенные в Приложении II, и все изобретения, описанные там, причем в каждый из подпунктов (i) и (ii) включаются любые обновления, расширения и изменения, продолжения и пересмотренные предоставления вышеизложенных прав в части регистрации и всех иностранных патентных заявок и патентов компаньонов, а также (b) (i) права на все патентоспособные изобретения и патентные заявки, которые поданы Владельцем или любым из его аффилированных лиц в течение Срока действия настоящего Соглашения (и патенты, выданные по ним), патенты в отношении Продукта; (ii) права в патентоспособные изобретения и патентные заявки, предоставленные Владельцу или приобретенные им в течение Срока действия настоящего Соглашения или любому из его аффилированных лиц третьими лицами, патенты в отношении Продукта и те права, которые, в отношении подпунктов (b)(i) и (ii) при отсутствии лицензии, представляют собой нарушение патентов или патентных заявок, перечисленных в Приложении II;

“Patent Rights” shall mean all intellectual and industrial property rights, including the right to claim priority, the right to sue for past infringements and common law or equitable remedies in respect of any of the rights, and any renewals, extensions or restorations, and divisional, continuation and reissued applications of the following rights: (a) (i) the rights in patent applications shown in Appendix II (and patents issued thereon) and all inventions described therein; and (ii) rights in patents shown in Appendix II and all inventions described therein; and in each of (i) and (ii), including any substitutions, extensions, reissues, renewals, divisions, confirmations, continuations-in-part, registrations, and all foreign counterpart patent applications and patents; and (b) (i) rights in all patentable inventions made and patent applications which are filed for by Owner or any of its Affiliates during the Term (and patents issued thereon) and that relate to the Product; and (ii) rights in patentable inventions made and patent applications licensed to or acquired during the Term by Owner or any of its Affiliates from third parties and that relate to the Product; and which, in respect of (b)(i) and (ii), in the absence of a licence, would constitute an infringement of the patents or patent applications listed in Appendix II;

«Продукт» означает Paclical®, содержащий паклитаксел и XR17 или любая другая торвговая марка, действующая на Территории для оборота продукта Paclical®.	“Product” shall mean Paclical® containing paclitaxel and XR17; or any other brand name applicable in the territory for the Paclical® product.

«Данные по взаимодействию с Компетентными органами власти» означает данные и информацию, связанные с взаимодействием с Компетентными органами власти в предварительной или окончательной форме с целью представления или фактически представленные любым Компетентным органам власти, и всю подготовительную информацию и данных, которые содержат подтверждения и могут быть использованы в поддержку вышеупомянутых представлений;	“Regulatory Data” shall mean data and Information arising from interactions with Competent Authorities, or drafted or prepared with the intention of being submitted, or which is actually submitted to any Competent Authority, and all preparatory data and Information that supports or are or might be used to support the foregoing submissions;

«Нормативные требования» означает все законы, принципы и уведомления, действующим на Территории в области производства, снабжения, продажи, продвижения, сбыта Продукта, в том числе, согласно директивы 2001/83/EC, директивы 2003/94/EC, директивы 2001/20 / ЕС, директивы 2005/28/EC, включая все обязательства, применимые к Владельцу каждого регистрационного удостоверения;	“Regulatory Requirements” shall mean all laws, guidelines and notices applicable in the Territory to the manufacturing, provision, sale, promotion, marketing of the Product, including directive 2001/83/EC, directive 2003/94/EC, directive 2001/20/EC, directive 2005/28/EC, and including all obligations applicable to Owner as the holder of each Marketing Authorization;

«Продажи» означает суммы выставленного счета за поставленный продукт со стороны Дистрибьютора к Заказчику.	“Sales” shall mean invoiced amount for delivered Product by Distributor to Customer.

«Цена поставки» толкуется, как указано в Приложении I.	“Supply Price” shall have the meaning given in Appendix I.

«Срок действия настоящего Соглашения» означает срок действия настоящего Соглашения, начиная с даты его вступления в силу до его прекращения или истечения срока действия;	“Term” shall mean the term of this Agreement, from the Effective Date until its termination or expiry;

«Территория» означает страны Азербайджан, Армения, Беларусь, Грузия, Казахстан, Кыргызстан, Молдова, Россия, Таджикистан, Туркменистан, Узбекистан и Украина.	“Territory” shall mean the countries of Azerbaijan, Armenia, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan, Turkmenistan, Uzbekistan and Ukraine

«Товарный знак» означает Paclical® или любой торговый знак Владельца, которые будут использоваться для продукта на Территории или ее части;	“Trademark” shall mean Paclical® or any Owner trademark to be used for the Product in the Territory or part of the Territory

«Флакон» означает флакон, содержащий 60 мг продукта;	“Vial” shall mean a vial containing 60 mg of the Product.

«Год» означает календарный год;	“Year” shall mean a calendar year

«Дата поставки» означает дату получения Дистрибьютором партии Продукта в соответствии с базисом поставки FCA, аэропорт Шереметьево, Москва, Россия (Инкотермс 2010);	“Delivery Date” shall mean the date of the Product receipt by the Distributor under FCA, Sheremetyevo Airport Moscow, Russia(Incoterms 2010);

В данном Соглашении (если в контексте не оговорено иное):	In this Agreement (except where the context otherwise requires):
любые ссылки на перечисление фактов, пункты или Приложения является ссылкой на соответствующее перечисление фактов, пункт или Приложение настоящего Соглашения;	any reference to a Recital, Clause or Appendix is a reference to the relevant recital, clause or appendix of or to this Agreement;
заголовки пунктов и подпунктов применяются исключительно для удобства и не влияют на толкование настоящего Соглашения;	the index and clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

любая ссылка на «лица» включает в себя физические лица, фирмы, товарищества, компании, корпорации, объединения, организации, правительства, правительственные учреждения и ведомства, государства, фонды и трасты (в каждом случае представляющие или не представляющие собой отдельного юридического лица);	any reference to “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, governmental agencies and departments, states, foundations and trusts (in each case whether or not having separate legal personality);

любая фраза с терминами «включая», «включить», «в частности» или подобные выражения не могут быть истолкованы как иллюстративные и не могут ограничивать смысл любых других слов;	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of any other words;

Если не указано иное, слова в единственном числе включают множественное число, слова любого пола включают другой пол, и (в каждом случае), наоборот;	Unless otherwise specified, words importing the singular include the plural, words importing any gender include every gender, and (in each case) vice versa and words importing persons include all persons;

Ссылки на любой закон или законодательные положения должны включать (i) любые подзаконные акты, (ii) любые положения об их изменении или повторном принятии (будь то с изменениями или без оных) и (iii) любые положения, которые впоследствии заменяют их или повторно вводят (будь то с изменениями или без оных).

References to any statute or statutory provision shall include (i) any subordinate legislation made under it, (ii) any provision which it has modified or re-enacted (whether with or without modification) and (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification).
2. ПРЕДОСТАВЛЕНИЕ ПРАВ НА ПРОДВИЖЕНИЕ, ПРОДАЖУ И РАСПРОСТРАНЕНИЕ ПРОДУКТА	2. rights to Market, promote, sell and Distribute

За свой счет Владелец выполняет все действия, необходимые для получения регистрационного удостоверения в соответствии с законодательством на Территории России. В случаях, предусмотренных дополнительным соглашением между Сторонами, Владелец принимает меры для проведения клинических исследований Продукта на Территории в целях его продвижения, заполнения файла клинического исследования, подготовки и представления необходимых документов в Компетентные органы власти в соответствии с условиями дополнительного соглашения.

Owner performs all the actions necessary to obtain a registration approval in accordance with the laws in the Territory of Russia. In cases specified in additional agreement between the Parties, the Owner takes steps to, perform Clinical Research of the Product in the Territory for marketing purposes, compile clinical file, prepare and submit the required documents to the Competent authorities under the terms of the supplementary agreement.

До представления документов в любой соответствующий Компетентный орган власти, необходимая информация в Заявке на получение регистрационного удостоверения должны собираться Дистрибьютором совместно с Владельцем на любом этапе для утверждения со стороны последнего.	Before any submissions to any relevant Competent authority, the essential information in a Regulatory File will be shared with, the Distributor for any input before finally being approved by the Owner.

Получение Регистрационных удостоверений (в том числе проведение процедур клинических исследований, оформление подачи заявок и иных документов в Компетентные органы власти) на Территориях, кроме Территории России, производится за счет Дистрибьютора.

Distributor shall bear the cost of Marketing Authorization approval (including clinical trial conduct, Regulatory Files, and other documents to the Competent Authorities) in all countries within the Territory, except Russia.

В странах за пределами России, где ввиду Нормативных требований Владелец как производитель не может получить Регистрационное удостоверение, Дистрибьютор, для целей, указанных в разделе 4 настоящего Соглашения, будет указан как Держатель, а Владелец должен быть указан как производитель Продукта.	In countries outside Russia where, due to Regulatory Requirements, it is not possible for Owner, as a manufacturer, to receive Marketing Authorization, the Distributor shall, for purposes specified in Section 4 in this Agreement, be named as the Holder and the Owner shall be named as the manufacturer of the Product.

В соответствии с условиями настоящего Соглашения, Владелец предоставляет Дистрибьютору на 5 лет исключительное право в течение Срока действия настоящего Соглашения на продвижение, использование, продажу и распространение Продукта (i) с использованием Технологии Владельца на Территории в Области применения (II) с использованием товарного знака Владельца для Продукта на Территории в Области применения, посредством выдачи безотзывной исключительной лицензии Дистрибьютору.

Subject to the terms and conditions of this Agreement, Owner grants to Distributor the exclusive right for 5 years to: promote, use, sell and distribute the Product (i) using the Owner´s Technology in the Territory, and for use in the Field, and, (ii) use Owner’s Trademark for the Product for use in the Field, in the Territory by giving an irrevocable exclusive license to Distributor.

Исключительные права на распространение и продажу Продукта начинаются после получения Владельцем Регистрационного удостоверения на Продукт на Территории России.	The exclusive rights to distribute and sell the Product are effective after the Owner obtains Marketing Authorization for the Product in Russia.

До получения Владельцем регистрационного удостоверения на Продукт Дистрибьютор имеет право производить изучение рынка для сбыта Продукции, поиск потенциальных Покупателей, предоставлять информацию о Продукте заинтересованным лицам.	To obtain a registration certificate for the Owner Product, Distributor is authorized to study the market to sell the Owner’s Product, search for potential buyers and to provide information about the Product to interested persons.

Владелец обязуется раскрывать и предоставлять время от времени Дистрибьютору свои ноу-хау и маркетинговые данные, по крайней мере, с даты вступления в силу.	Owner agrees to disclose and provide from time to time to Distributor that Know-how and Marketing Data Owner has at the Effective Date.

В течение Срока действия настоящего Соглашения Владелец обязуется не поставлять Продукт любому другому лицу на Территории, кроме Дистрибьютора.	During the Term, Owner will not supply the Product to any other person in the Territory than the Distributor.

Владелец будет прилагать все усилия, чтобы не поставлять продукт любому лицу за пределами Территории для последующей продажи Продукта на Территории, за исключением Дистрибьютора.	Owner shall use its best efforts not to supply the Product to any person outside the Territory for the subsequent sale of the Product in the Territory, except to Distributor.

В случае, если Дистрибьютор решил не продавать или продавать продукт в конкретной стране /регионе в пределах Территории, то все эксклюзивные права Дистрибьютора в рамках настоящего Соглашения, для этой конкретной страны / регионе, незамедлительно теряют силу и Владелец должен иметь возможность свободно поставлять, осуществлять маркетинг и продавать Продукт в такой стране / регионе в пределах Территории.	In case Distributor choose not to market or sell the Product in a specific country/area within the Territory, all of Distributor’s exclusive rights under this Agreement, for that specific country/area, shall immediately expire and the Owner shall be free to supply, market and sell the Product in such country/area within the Territory.

3. СОВМЕСТНЫЙ РУКОВОДЯЩИЙ КОМИТЕТ	3. joint steering committee

Вскоре после Даты вступления в силу настоящего Соглашения, но в любом случае в течение 90 (девяноста) дней с Даты его вступления в силу, Стороны создают совместный руководящий комитет (далее «Комитет») для контроля сотрудничества Сторон и выполнения обязательств в соответствии с Соглашением, включая, но, не ограничиваясь, контроль научных разработок, производства, сбыта, продажи и вопросов о регистрации Продукта для обеспечения своевременной поставки, ведения научных разработок, регистрации, успешного введения в хозяйственный оборот и продаж Продукта.	Promptly after the Effective Date, but in any event within ninety (90) days from the Effective Date, the Parties shall establish a steering committee (the “Committee”) to oversee the Parties’ cooperation and performance under the Agreement including but not limited to the development, manufacturing, marketing, sales and regulatory issues of the Product to ensure timely supply, development and approval and successful marketing and sales of the Product.

Любые вопросы, связанные с вышеупомянутым, решаются на английском языке.	Any questions relating to the above shall be resolved in English.

Такой Комитет включает как минимум два (2) представителя от каждой Стороны. Первоначальные члены Комитета указаны в Приложении IV. Каждая из Сторон может заменить любого или всех своих представителей в составе Комитета в любое время путем письменного уведомления другой Стороны. Каждая Сторона может, по своему усмотрению, но при условии письменного возражения другой Стороны (с очевидной причиной для возражения), пригласить для участия во всех заседаниях или части таких заседаниях Комитета разумное количество человек, не являющихся членами и представителями таких Сторон, которые имеют разумную цель для участия во всех заседаниях или их части. Комитет имеет сопредседателя в лице одного представителя от каждой из Сторон, причем такой представитель может быть изменен назначением Стороны. Сопредседатели назначают секретаря Комитета на срок, определенный ими.	The Committee shall include a minimum of two (2) representatives of each Party. The initial members of the Committee are specified in Appendix III. Each of the Parties may replace any or all of its representatives on the Committee at any time upon written notice to the other Party. Each Party may, in its sole discretion, but subject to the written objection of the other Party (with demonstrable reason for objection), invite to attend meetings or portions of such meetings of the Committee, a reasonable number of non-member representative of such Party who have a reasonable purpose for attending such meeting or portion of such meeting. The Committee shall be co-chaired by a representative of each Party, as such representative may be changed by the designating Party at the time. The co-chairpersons shall appoint a secretary of the Committee, and such secretary shall serve for such term as designated by the co-chair persons.

Комитет проводит свои заседания, по крайней мере, каждые шесть календарных месяцев с первого заседания, которое состоится в течение шести календарных месяцев после Даты вступления в силу, если иное не оговорено между Сторонами. Такие заседания проводятся попеременно в местах, определенных Владельцем и Дистрибьютором (или в формате телеконференции или видеоконференции или другим подходящим для дистанционного заседания образом, если это согласовано Сторонами) в сроки, которые взаимно согласованы Комитетом.

The Committee shall meet at least every six calendar months, with the first meeting to be held within six calendar months following the Effective Date, unless otherwise agreed between the Parties. Such meetings shall alternate between Owner and Distributor’s locations (or be held by teleconference or videoconference or other suitable remote meeting system, if agreed by the Parties) and be held at such times as are mutually agreed upon by the Committee.

Цель Комитета заключается в содействии обмену информацией между Сторонами и обсуждения и рекомендации, в частности в отношении:	The role of the Committee shall be to facilitate sharing of information between the Parties and to permit discussion and recommendations, in particular in relation to:

обзора стратегии и планов Дистрибьютора в области снабжения, сбыта и распределения продукта на Территории;	Reviewing Distributor’s strategy and plans for supply, marketing and distribution of the Product in the Territory;

обзора показателей продвижения и продаж и финансирование в связи с продвижением и продажами;	Review of Marketing and Sales performance and the financing in connection with the Marketing and Sales;

обзора Данных по взаимодействию с Компетентными органами власти и нормативной документации, а также процесса и результатов подачи заявок на регистрацию в Компетентные органы власти на Территории и согласованной письменной стратегии в отношении того же для максимизации позиций Продукта на Территории;

Reviewing regulatory data and regulatory documentation, and the progress and outcomes of applications to Competent Authorities in the Territory for Marketing Authorization and agreed written strategy in respect of the same to maximize the Product position and Sales in the Territory;

рассмотрения подходящего товарного знака;	considering what might be suitable as the trademark;

обсуждения вопросов производства и поставки, а также любых вопросов или улучшений, которые могут быть сделаны, и согласование систем качества Сторон, по мере необходимости.	discussing manufacturing and supply and any issues or Improvements which might be made, and reconciling the quality systems of the Parties, as needed.

Заседания Руководящего комитета должны всегда протоколироваться в письменной форме. Протокол должен быть подписан каждой из Сторон в течение десяти (10) дней после заседения для вступления в силу.	Steering Committee meetings shall always be minuted in writing. Minutes shall be signed by each party within ten (10) days from the meeting to be valid.

Соглашения, заключенные и протоколируемые на заседании Руководящего комитета, призваны оказать воздействие на вопросы, регулируемые настоящим Соглашением, однако любые изменения будут конкретно упоминаться подписавшими для их окончательного рассмотрения.

Agreements made and minuted at a Steering Committee Meeting is meant to have an impact on items and issues regulated in this Agreement, however any change will be specifically referred to the Signees for their final consideration.

Тем не менее, каждая Сторона будет иметь право принимать собственные решения, после обсуждения в Комитете, в отношении своих обязательств по настоящему Соглашению.	However, each Party shall be at liberty to make its own decisions, following discussion in the Committee, in relation to their respective obligations under this Agreement.

4. ПОЛУЧЕНИЕ РЕГИСТРАЦИОННОГО УДОСТОВЕРЕНИЯ НА ПРОДУКТ	4. REGISTRATION AND APPROVAL OF THE PRODUCT

Владелец несет полную ответственность за все взаимодействия с Компетентными органами власти в связи с продлением и сохранением регистрационного удостоверения, кроме случаев, когда Регистрационное удостоверение получается на имя Дистрибьютора в соответствии с настоящим Соглашением.	Owner shall be solely responsible for all communications with the Competent Authorities in relation to obtaining, renewing, and maintaining the Marketing Authorization, unless the Marketing Authorization is obtained by the Distributor in accordance with this Agreement.

Однако, если это отдельно согласовано Сторонами, Дистрибьютор имеет право от имени Владельца, взаимодействовать с Компетентными органами власти России в отношении получения, продления и сохранение статуса Регистрационного удостоверения Владельца. Расходы на получение Регистрационного удостоверения должны заранее согласовываться с Владельцем до того, как Дистрибьютор принимает любые обязательства от любого Компетентного органа власти.	However, if separately agreed by the Parties, Distributor shall have the right to, on behalf of the Owner, communicate with the Competent Authorities of Russia in relation for Owner to obtaining, renewing, and maintaining the Marketing Authorization. Commitment on costs for a Regulatory Approval shall be agreed in advance with Owner before Distributor makes any commitments to any Regulatory Authority.

Дистрибьютор обязуется оказывать Владельцу содействие по обоснованной просьбе и на условиях, определенных в духе доброй воли, когда Дистрибьютор имеет в своем распоряжении, держит под своим контролем или имеет более легкий доступ к информации необходимой для получения или сохранения Владельцем любого регистрационного удостоверения на продукт внутри и за пределами Территории. Такое содействие может включать назначение Дистрибьютора заявителем на получение регистрационного удостоверения. Однако Дистрибьютор может быть назначен заявителем только в тех странах Территории, где, в связи с нормативными требованиями, Владелец как производитель не может получить регистрационное удостоверение. Во избежание сомнений, ничто в роли заявителя не может быть истолковано как создание, предоставление или передача Дистрибьютору любой лицензии, права, права собственности или иных интересов или прав на интеллектуальную собственность, включая, но не ограничиваясь патентными правами, находящимися в собственности или под контролем Владельца.	Distributor shall support Owner, if reasonably requested and on terms negotiated in good faith, where Distributor has in its possession or control or is more easily able to obtain, information reasonably necessary for the obtaining or maintenance by Owner of any Marketing Authorization for the Product inside and outside the Territory. Such support may include Distributor being named as applicant for Market Authorization. However, Distributor may only be named as an applicant in those countries within the Territory where, due to Regulatory Requirements, it is not possible for Owner, as a manufacturer, to receive Marketing Authorization. For the avoidance of doubt, nothing in Distributors role as an applicant shall be construed as creating, granting or conveying to Distributor any licence, right, title or other interest in or to the Product or any Intellectual Property Rights, including, but not limited to Patent Rights, owned or controlled by Owner.

От имени Владельца Дистрибьютор поддерживает уровень цен / возмещений на Продукт в каждой стране на Территории, продаж для клинических исследований или по другим соответствующим каналам продаж на Территории. В связи настоящим Дистрибьютор предоставляет Владельцу консультации, помощь, информацию, данные и / или материалы (в собственности или под контролем Дистрибьютора в определенной мере), касающиеся вышеуказанного механизма ценообразования/возмещения. В случаях, когда Регистрационное удостоверение получается на имя Дистрибьютора в соответствии с настоящим Соглашением поддержание уровня цен / возмещений произодится Дистрибьютором от своего имени.	Distributor shall on Behalf of the Owner, obtain and maintain pricing/reimbursement approvals for the Product in each country in the Territory, as well as Named Patient Sales or other means of sales channels pertinent in the Territory. Distributor shall in connection hereto provide to Owner any advice, assistance, information, data and/or material if required (to the extent in the possession or control of Distributor) regarding the above pricing/reimbursement mechanism. In cases where Marketing Authorization is obtained in the name of the Distributor under this Agreement the Distributor obtain and maintain pricing/reimbursement approvals in its own name.

Дистрибьютор должен приложить все усилия для получения тендера на заказы или аналогичные требования для использования Продукта на Территории и использовать все применимые профессиональные средства для того, чтобы добиться успеха в продажах и продвижении Продукта на Территории.	Distributor shall use best efforts to bid, win and place tender orders or similar requirements in use within the Territory and shall use all professional means applicable to make the Product a success in sales and marketing position in the Territory.

Каждая Сторона обязуется уведомить другую в течение 10 (десяти) рабочих дней с момента получения любой корреспонденции из любого Компетентного органа власти, относящуюся к распределению Продукта на Территории. В случае возникновения срочных вопросов, такое уведомление должно производиться без задержек.

Each Party undertakes to notify the other Party within ten (10) business days of receipt of any correspondence received from any Competent Authority pertaining to the distribution of the Product in the Territory. In case of urgent matters, such notification shall take place without delay.

Дистрибьютор обязуется по требованию Владельца поддерживать контакты последнего с Компетентным органом власти в отношении упаковки и маркировки Продукта, в том числе, макета упаковки, ее материала и текста, а также типа и внешнего вида упаковки или маркировки и способа упаковки, хранения и обработки в соответствии с требованиями для Продукта для каждой страны на Территории. В таком случае Дистрибьютор обязуется предоставлять Владельцу на регулярной основе информацию и требования, необходимые для изготовления, упаковки и маркировки в каждой стране на Территории и, по запросу Владельца, производить согласование любой упаковки, маркировки, макета упаковки, ее материала и текста.

Distributor shall, if required by Owner, support Owner in contact with each Competent Authority with respect to packaging and labeling of the Product, including design/artwork, material and text, as well as the form of packaging, the appearance of the packaging or labeling and the manner of packaging, storage, and handling as required for the Product for each country in the Territory. Distributor shall, in such case, provide to Owner on a regular basis the information and requirements necessary for manufacturing packaging and labeling from time to time in each country of the Territory and on Owner’s request proof-read any packaging, labeling, design/artwork, material and text.

Дистрибьютор обязуется оказывать содействие Владельцу, в случае обоснованных запросов последнего и на условиях, обговоренных по доброй воле, когда Дистрибьютор имеет в своем распоряжении или под контролем более легкие способы получения информации, разумно необходимой для получения или поддержания статуса любого регистрационного удостоверения Владельца на Продукт на Территории и за ее пределами.	Distributor shall support Owner, if reasonably requested and on terms negotiated in good faith, where Distributor has in its possession or control or is more easily able to obtain, information reasonably necessary for the obtaining or maintenance by Owner of any Marketing Authorization for the Product inside and outside the Territory.

5. СОВМЕСТНОЕ ОБЯЗАТЕЛЬСТВО КОНТРОЛЯ КАЧЕСТВА	5. PHARMACOVIGILANCE

Владелец несет полную ответственность за обеспечение качества Продукта, соответствия его упаковки (если он упакован Владельцем) нормативным требованиям Территории. Если Продукт или его отдельные компоненты производятся субподрядчиками Владельца, последний обязуется выполнять требования контроля качества для своих субподрядчиков.

Owner shall be responsible for ensuring that the Product’s quality, its packaging (if it is packed by the Owner) complies with the Regulatory requirements of the Territory. If the Product or its individual components are manufactured by the Owner’s subcontractors, Owner shall implement quality control requirements to his subcontractors.

Дистрибьютор обязуется незамедлительно уведомить Владельца в письменной форме о любых неблагоприятных событиях, связанных с Продуктом, включая, но, не ограничиваясь, любые жалобы по любому поводу от Заказчиков.

Distributor shall promptly notify Owner in writing of any adverse events of which Distributor becomes aware in relation to the Product, including, but not limited to, any complaints, whatever reason, from Customers.

Дистрибьютор несет полную ответственность за выполнение всех требований по контролю качества на Территории. Любые нежелательные явления, которые требуют взаимодействия с Компетентными органами власти, необходимо согласовывать с Владельцем до принятия каких-либо мер со стороны Дистрибьютора., Дистрибьютор обязуется непосредственно осуществлять взаимодействие и несет ответственность за такую отчетность.	Distributor shall be solely responsible for all pharmacovigilance requirements within the Territory. Any adverse reaction that requires contact with a Competent Authority shall be agreed with Owner before any actions by Distributor. Distributor shall be the primary contact and responsible for such reporting.

Владелец обязуется прилагать все усилия по оказанию содействия Дистрибьютору контроля качества и предпринимать коммерчески разумные усилия для принятия необходимых мер, касающихся такого сотрудничества и обмена информацией по контролю качества.

The Owner shall use its best efforts to assist Distributor in pharmacovigilance issues and shall make commercially reasonable efforts to promptly establish and adopt sufficient procedures concerning such cooperation and the exchange of pharmacovigilance information.

Дистрибьютор обязуется оперативно предоставлять Владельцу копии всех документов, содержащих любые негативные комментарии или замечания или сведения о любых вопросах безопасности в отношении Продукта, его продаж, продвижения и сбыта, полученные от любым Компетентных органов власти или других лиц.	Distributor shall promptly provide to Owner copies of all documents containing any negative comments or feedback, or details of any safety issues, in relation to the Product, its sale, marketing or promotion that is received from or exchanged with any Competent Authority or other person.

6. ПРОДВИЖЕНИЕ И ПРОДАЖА ПРОДУКТА	6. marketing and sales

Дистрибьютор должен использовать свои коммерческие усилия для продвижения и продажи Продукта в течение 6 (Шесть) месяцев с даты получения уведомления о том, что Владелец получил регистрационное удостоверение в России / получения Дистрибьютором Регистрационного удостоверения в первой стране Территории, за исключением России, при условии своевременной доставки Продукта Владельцем и утверждения цена Продукта Компетентными органами власти (если это предусмотрено законом Территории).

Distributor shall use its commercially best efforts to distribute and sell the Product within 6 (Six) months of receipt of notice that Owner has obtained Marketing Authorization in Russia/the Distributor has obtained the Marketing Authorization in the first country within the Territory, except Russia subject to a timely Product delivery by the Owner and approval of the product price by the Competent authority (if so provided by the law in the Territory).

По получении регистрационного удостоверения Владельцем или Дистрибьютором (если применимо), Дистрибьютор обязуется использовать свои усилия для освоения рынка и составления коммерческого предложения с целью максимизации продаж Продукта в Области его применения на Территории в течение Срока действия настоящего Соглашения.	Upon grant of the Marketing Authorization by the Owner or Distributor (if applicable) the Distributor shall use its best efforts to market, offer for sale and maximise sales of the Product in the Field in the Territory for the complete Term of this Agreement.

Дистрибьютор несет затраты на освоение рынка и продажи на Территории. Дистрибьютор обязуется в срок до получения регистрационного удостоверения Владельцем или Дистрибьютором (если применимо) разработать стратегию освоения рынка и продаж для соответствующей страны Территории. Эти стратегические планы должны быть представлены Владельцу и официально утверждены. В рамках такой стратегии должно читаться намерение сократить промежуток времени от получения регистрационного удостоверения Владельцем до запуска Продукта на рынок. В стратегию должны включаться ожидаемые объемы продаж, схемы проникновения на рынок, план позиционирования Продукта и каналы продаж для максимизации продаж по цене и количеству.	Distributor shall bear all the marketing and sales costs in the Territory. Distributor shall in due time before Marketing Authorization by the Owner or Distributor (if applicable) is expected develop a marketing and sales strategy appropriate for the respective country of the Territory. These plans shall be presented to Owner and be approved formally. The intention with the strategy shall be to make the time gap from Marketing Authorization to launch of the Product as short as possible. The strategy shall include expected sales volumes for specified scenarios of market penetration and a product positioning plan and sales channels to be considered to maximize sales in price and volume.

Дистрибьютор несет затраты на освоение рынка и продажи на Территории. Дистрибьютор разрабатывает стратегию освоения рынка и продаж для любого тендера в пределах Территории. Начиная с первого календарного квартала, следующего за кварталом, в котором Владельцем или Дистрибьютором (если применимо) было получено регистрационное удостоверение, а далее – в течение первого квартала соответствующего года, Дистрибьютор обязуется направить Владельцу заказ на минимальное количество Продуктов:

Distributor shall organize the marketing and sales plans and activities to fit any tender system applicable within the Territory.

Beginning at the first calendar quarter following the Owner’s or Distributor’s (if applicable) obtaining of the Marketing Approval and than at the first calendar quarter of the respective year, Distributor undertakes to send an order to the Owner for the following minimum quantities of Products:

Минимальная квота на год			Minimum Quota Year
Финансов ыйгод	Минимальное количество Продуктов	Упаковка	Fiscal Year	Minimum Quantities	Packing
Год 1	28500	Флаконы	Year 1	28500	Vials
Год 2	42700	Флаконы	Year 2	42700	Vials
Год 3	51300	Флаконы	Year 3	51300	Vials
Год 4	57000	Флаконы	Year 4	57000	Vials
Год 5	62700	Флаконы	Year 5	62700	Vials

Если в течение двух лет подряд 80% от минимальной величины годовой квоты не достигнуто Дистрибьютором, Владелец вправе по собственному выбору в качестве исключительного средства правовой защиты прекратить эксклюзивность прав Дистрибьютора на Продукт в соответствии с пунктом 18.	If, for two continuous years, 80 % of the minimum year quantities are not achieved by the Distributor, Owner may, as its option, as sole remedy, terminate Distributor’s exclusivity to distribute and sell product pursuant to Clause 18.

Для определения выполнения Дистрибьютором минимальных требований к количеству в настоящем пункте 6 по Минимальной квоте на год считается, что Дистрибьютор приобрел определенное количество Продуктов, когда такие Продукты были заказаны и оплачены в соответствии с Обязательным заказом на поставку.	For purposes determining whether Distributor has complied with the minimum quantity requirements in this clause 6 for a Minimum Quota Year, Distributor shall be considered to have purchased a quantity of Products when such Products have been ordered and are due for delivery in accordance with a Binding Purchase Order.

7. РАЗДЕЛЕНИЕ ПРИБЫЛИ	7. PROFIT SHARING

Дистрибьютор продает продукт на Территории. Владелец и Дистрибьютор обязуются разделять прибыль от продаж любого продукта на Территории. Разделение прибыли рассчитывается в соответствии с Приложением I.

Distributor sells the Product in the Territory. Owner and Distributor shall share the profit from any Sales of Product in the Territory. The Profit Sharing shall be calculated in accordance with Appendix I.

Дистрибьютор должен представлять ежемесячную статистику продаж для всех продаж на Территории, включая, общий валовой объем продаж в единицах проданной продукции и общую сумму в рублях для каждой страны на Территории.

The Distributor shall present monthly sales statistics for all Sales in the Territory. The figures shall include: total Gross Sales in units sold and total amount in RUB or each country in the Territory.

Дистрибьютор обязуется вести и поддерживать в надлежащем порядке полный и точный учет продаж и все необходимые и подтверждающие данные для расчета совместной прибыли Сторон. Такие записи должны храниться в течение 5 (пяти) лет впоследствии.

Distributor shall keep and maintain complete and accurate records of the sales and all necessary and supporting data for calculation of the Profit to be shared by the Parties. Such records shall be retained for a period of five (5) years thereafter.

Владелец имеет право один раз в год назначать независимых дипломированных бухгалтеров из какой-либо бухгалтерской фирмы для проверки точности учета продаж Продукта за предшествующий год, отраженные в бухгалтерских документах Дистрибьютора, и снимать копии таких записей в разумное время с целью проверки продаж Дистрибьютора и любых его аффилированных лиц, но при условии, что такая бухгалтерская фирма должна сначала подписать обязательства по соблюдению конфиденциальности не более обременительные, чем те, которые Стороны применяют в соответствии с настоящим Соглашением. Владелец, в любом случае, обязан направить Дистрибьютору копию аудиторского заключения до выставления претензии (при наличии оснований), в случае, если это присуждается по результатам проверки.

To verify the accuracy of accounting for the Product sale in the preceding year, as reflected in the accounting Distributor’s documents, Owner shall have the right to once a year nominate a firm of independent certified public accountants to inspect respect of the Product Sales and take copies of such records during reasonable business hours, for the purpose of verifying, the Sales of Distributor and any applicable Affiliates, provided that such accounting firm shall be first made subject to confidentiality obligations not more burdensome than those to which the Parties are subject to under this Agreement. In any case, Owner shall send a copy of the auditor's report to Distributor before a complaint (with reason), in case this is the results of the audit.

Если Дистрибьютор или его аффилированные лица, по результатам аудиторской проверки, должны возместить Владельцу недостачу (в любом количестве), данная процедура осуществляется (вместе с выплатой процентов в соответствии с пунктом 12) в течение 30 (тридцати) дней с момента получения уведомления от Владельца о результатах бухгалтерской проверки. В случае, если в результате проверки обнаруживается недостача 5 (пять) и более процентов по вине Дистрибьютора или его аффилированных лиц, Дистрибьютор обязан возместить Владельцу стоимость аудиторской проверки (в течение 30 (тридцати) дней с момента получения уведомления о результатах проверки).	Distributor or its Affiliate is required to reimburse Owner for an underpayment (in any amount) it shall do so (together with interest payable pursuant to clause 12) within thirty (30) days of its receipt of notice from Owner of the result of the accountant’s audit. In the event that the accountants’ audit finds that an underpayment of five (5) per cent or more has been made by Distributor or its Affiliate, Distributor shall reimburse Owner the cost of the audit (within thirty (30) days of its receipt of notice of the results of the audit).

Если Дистрибьютор не согласен с результатами аудиторской проверки, Дистрибьютор направляет Владельцу письменные возражения, Стороны в течение 10 дней после получения Владельцем такого возражения от Дистрибьютора обсуждают результаты аудиторской проверки и проводят переговоры по доброй воле для решения вопроса разумным способом. Если Стороны не могут придти к соглашению, Стороны обязуются назначить независимую аудиторскую организацию взаимным решением

If Distributor does not agree with the results of the audit, Distributor shall send its written objection to the Owner. The Parties shall, within ten (10) days from the Owners receipt of Distributors written objection, discuss the audit results and negotiate in good faith to solve the issue in a reasonable manner. If the Parties cannot agree, the Parties shall nominate an independent auditing organization by mutual decision.

Если Дистрибьютор или его аффилированные лица продают Продукт в валюте, отличной от рубля, то для целей расчета прибыли для совместного использования прибыль преобразуется в рубли с использованием стандартной методологии Дистрибьютора в соответствии с Международными стандартами финансовой отчетности (МСФО). Дистрибьютор обязуется предоставить Владельцу любые документы или информацию по обоснованным запросам последнего в соответствии со всеми налоговыми, валютными и другими законами, касающимися настоящего Соглашения и платежей по нему. Стороны сотрудничают друг с другом по поводу заявок и отчетов Владельца перед любыми государственными органами.	If Distributor or its Affiliate sells Product in a currency other than RUB, then for purposes of calculating the payable Profit to be shared, such non-RUB Sales will be converted into RUB using Distributor’s standard methodology, which shall be according to International Financial Reporting Standards (IFRS).Distributor shall provide Owner with any documents or information reasonably requested by Owner in order to comply with any tax, foreign exchange or other laws relating to this Agreement and payments hereunder. The Parties shall cooperate with each other for Owner’s applications and reports to any governmental authorities.

Дистрибьютор обязуется приложить все усилия для защиты Владельца от любых налогов, пошлин или других сборов, которые могут налагаться в результате получения прибыли от продаж в пределах Территории.	Distributor shall use its best efforts to support and protect Owner from any taxes, duties or other charges that might be a result of profit from Sales within the Territory.

8. ПЛАНИРОВАНИЕ И ЗАКАЗ	8. FORECASTING AND ORDERING

Дистрибьютор обязуется в срок до начала квартала, в котором Владельцем или Дистрибьютором (если применимо) получено регистрационное удостоверение на Продукт, а в последствии до 30 июня каждого года предоставлять Владельцу в письменной форме планируемый объем заказа готовой продукции в течение следующих двенадцати (12) месяцев («Планируемый объем заказа»).	Distributor shall by the quarter in which the Owner or Distributor (if applicable) has received the Marketing Authorization for the Product, and subsequently by 30 June each Year, provide to Owner in writing its forecast requirements of Finished Product for the next twelve (12) months (“Forecast”).

Дистрибьютор обязуется ежемесячно обновлять информацию в двенадцати (12)-месячном Скользящем прогнозе на тендеры и торги на Продукт на Территории («Скользящий прогноз»).	Distributor shall keep Owner updated on a monthly basis with a twelve (12) month Rolling Forecast for Product tenders out for bids in the Territory (“Rolling Forecast”).

Первые три (3) месяца такого Скользящего прогноза считаются Обязательным заказом на закупку и доставку в соотвествие с конкретным тендерным заказам на Территории («Обязательный заказ на закупку и доставку»). Следующие девять (9) месяцев, считаются необязательным планом закупок.	The first three (3) months of such Rolling Forecast shall be considered a binding purchase and delivery order tied to specific tender orders within the Territory (“Binding Purchase Order”). The following nine (9) months shall be considered a non-binding estimate.

Владелец уведомляет Дистрибьютора после получения Планируемого объема заказа, если его производственные мощности не способны удовлетворить предполагаемые требования по количеству (с учетом собственных требований Владельца и требований третьих лиц) с указанием объемов выпускаемой продукции, которые, вероятно, Владелец сможет поставлять в период Планируемого объема заказа, причем такой объем заказа Дистрибьютора будет автоматически уменьшаться на объем готовой продукции, которая превышает объемы, которые Владелец имеет возможность поставлять Дистрибьютору.

Owner will notify Distributor following receipt of a forecast, if its manufacturing capacity is not likely to be sufficient to meet the anticipated volume requirements of Distributor (taking into account Owner’s own and other third parties’ requirements), as well as the volumes of Finished Product that Owner is likely to be able to supply during the period of the forecast, and Distributor´s Binding Purchase Order shall be automatically decreased by the volume of finished Product which exceeds volumes Owner is able to supply to Distributor.

Дистрибьютор должен ежемесячно предоставлять владельцу Статистику продаж и текущий запас флаконов в соответствии с Приложением I.	Distributor shall on a monthly basis provide Owner with Sales statistics and current vials in stock, in accordance with Appendix I.

Обязательный заказ на закупку составляется Дистрибьютором для конкретного объема Продукта и конкретных условий доставки в соответствие пунктом 9 настоящего Соглашения.	Binding Order shall be designed by Distributor for a specific volume of the Product for a specific delivery in order to Clause 9 herein.

9. ПОСТАВКА ПРОДУКТА	9. SUPPLY OF PRODUCT

Владелец обязуется предоставить готовый Продукт для Дистрибьютора в соответствии с условиями Договора поставки Продукта, заключенного Сторонами («Договор») и прилагаемого к настоящему Соглашению в качестве Приложения IV не позднее чем через один (1) месяц с даты уведомления о получении регистрационного удостоверения Владельцем в каждой стране Территории (см. раздел 6 данного документа).	Owner shall supply the Finished Product to Distributorin accordance with the terms of this Agreement and the Product Supply Contract concluded between the Parties (the “Contract”), attached to this Agreement as Appendix IV, no later than one (1) month from the date of the notice from the Owner’s registration approval in each country within the Territory (Section 6 herein).

Владелец обязуется в течение Срока действия настоящего Соглашения производить и поставлять определенное количество готовой продукции по заказу Дистрибьютора в письменной форме в течение 60 (шестидесяти) дней с даты получения Обязательного заказа (дата Обязательного заказа) на поставку Дистрибьютора в соответствии с пунктом 8.	Owner shall, during the Term, manufacture and deliver such quantities of Finished Product which are ordered by Distributor in writing from time to time within sixty (60) days from the date of Distributor’s Binding Purchase Order receipt pursuant to clause 8.

С учетом вышеизложенного, Владелец должен подтвердить в письменной форме каждый Обязательный заказ в течение 10 (десяти) рабочих дней с момента получения последнего.	Subject to the foregoing, Owner shall confirm in writing each Binding Purchase Order within ten (10) business days from the receipt of the same.

Без ущерба для каких-либо прав или средств правовой защиты Дистрибьютора в соответствии с законодательством или настоящим Соглашением, Владелец обязуется незамедлительно уведомить Дистрибьютора после получения информации о какой-либо фактической или ожидаемой задержке в любой поставке готовой продукции.	Without prejudice to any rights or remedies available to Distributor under law or this Agreement, Owner agrees to promptly notify Distributor after becoming aware of any actual or anticipated delay in any delivery of Finished Product.

В составе Цены поставки Владелец должен упаковать и промаркировать продукцию в соответствии с указаниями Дистрибьютора, при условии, что Владелец не обязан внедрять новые требования Дистрибьютора к упаковке и маркировке менее, чем 9 (девяти) месяцев, если такие требования не являются обязательными по закону на Территории. Владелец должен быть обозначен как разработчик/производитель/упаковщик/владелец Готового Продукта для распределения и продажи на Территории. Упаковка Готового Продукта, утвержденная Владельцем с использованием подтверждающей документации, представленной Дистрибьютором, должна: (а) быть достаточно надежной для защиты выпускаемой продукции во время транспортировки, (б) соответствовать экологическим нормам или другим соответствующим нормам или правилам Территории и (с) содержать надлежащую маркировку в соответствии с инструкциями Дистрибьютора согласно настоящему Соглашению. Без специального разрешения Владельца Дистрибьютор обязуется не упаковать заново любую единицу Готового Продукта.

As part of the Supply Price, Owner shall package and label Products in compliance with the instructions provided by Distributor, provided that Owner shall have no obligation to implement new packaging or labelling requirements communicated by Distributor with a lead time of less than nine (9) months, unless such requirements are mandatory by the law of the Territory. Owner shall be identified as the developer/manufacturer/packer/owner of the Finished Product distributed and sold in the Territory. The packaging of the Finished Product, approved by Owner using supporting documentation provided by Distributor, shall be: (a) sufficient to protect the Finished Product during shipment, (b) compliant with environmental regulations or other relevant rules or regulations of the Territory; and (c) contain the proper labelling as instructed by Distributor pursuant to this Agreement. Distributor shall not without the specific permission of Owner’s repackage any Finished Product units.

Всегда должна обеспечиваться прослеживаемость Продукта. Должны применяться нормы cGMP и cGDP, документально утвержденные для Продукта Дистрибьютором. Целостность запечатанных контейнеров необходимо соблюдать при проведении любых действий со стороны Дистрибьютора. Все Готовые продукты, поставляемые Владельцем, должны быть доставлены согласно FCA аэропорт Шереметьево, Москва, Россия (франко-перевозчик, Incoterms 2010, что является частью настоящего Соглашения по ссылке) в соответствие с условиями настоящего Соглашения и Договора.

Product traceability shall always be assured. cGMP and cGDP shall be applied and documented for the Product from Distributor. The integrity of the sealed immediate container has to be assured whatever action undertaken by the Distributor. Owner shall use reasonable endeavours to supply the Finished Product and to meet the delivery date. All Finished Product delivered by Owner shall be delivered FCA Sheremetyevo Airport Moscow, Russia(Free Carrier per Incoterms 2010, made part of this Agreement by reference) in accordance with the terms of the Contract and this Agreement.

Дистрибьютор обязуется предпринять разумные усилия для оперативного получения готовой продукции. Расходы на склад или помещение для хранения, понесенные Владельцем в связи тем, что Продукт находился на месте доставки по поручению Дистрибьютора или в результате действия или бездействия последнего, несет Дистрибьютор.	Distributor shall use its reasonable endeavours to retrieve the Finished Product in a prompt manner Warehouse or storage costs incurred by Owner due to Finished Product being left at the point of delivery on Distributor’s instructions, or as a result of an act or omission of Distributor, shall be borne by Distributor.

Риски, связанные с готовым Продуктом, переходят на Дистрибьютора с момента доставки в соотвествие с базисом FCA, Москва, Россия (Incoterms 2010)~~.~~	Risk in the Finished Product shall pass to Distributor upon delivery FCA Moscow, Russia (Incoterms 2010).

Дистрибьютор предоставляет Владельцу, его агентам и работникам окончательное разрешение входить в любые помещения в любое время, где хранится готовая продукция для того, чтобы осмотреть их.	Distributor grants Owner, its agents and employees an irrevocable licence at any time to enter any premises where the Finished Product are or may be stored in order to inspect them.

Продукт, поставляемый Дистрибьютору, не может быть возвращен Владельцу в любое время, кроме случаев возврата Продукта не соответствующего Согласованному качеству.	Product shipped to Distributor cannot be returned to Owner at any time except the cases of noncompliance of the Product to the agreed quality.

Все расходы на утилизацию Продукта с истекшим сроком годности покрываются Дистрибьютором.	All costs for expired Products disposal shall be covered by Distributor.

10. КАЧЕСТВО ПРОДУКТА	10. QUALITY OF PRODUCT

Владелец заявляет и гарантирует, что все объемы Продукта, поставляемые Дистрибьютору:	Owner represents and warrants that all amounts of the Product delivered and supplied to Distributor:

а) должны были изготовлены в соответствии с утвержденными спецификациями по регистрационному удостоверению, всеми применимыми нормативными требованиями и / или обязательствами, cGMP и всеми применимыми законами и нормами Территории;	a) shall have been manufactured in accordance with the approved specifications in the Marketing Authorizations, all applicable regulatory requirements and/or commitments, cGMP and all applicable laws and regulations in force in the Territory;

б) должны соответствовать утвержденным спецификациям;	b) shall comply with the approved specifications;

в) производственные мощности, предназначенных для изготовления готовой продукции, должны использоваться во время производства с соблюдением действующих правил или других действующих руководств, включая применимые руководства cGMP.	c) the manufacturing facilities utilized for the manufacture of Finished Product shall, at the time of manufacture, comply with applicable regulations, or other applicable regulations, including applicable cGMP.

Статьи 10а), 10 б) и 10 с) вместе определяют «Согласованное качество».	Clause 10a), 10b) and 10c) shall together be the “Agreed Quality”.

Каждая партия Продукта, поставляемая Владельцем Дистрибьютору, должна иметь сертификат анализа с указанием соответствия партии Продукта требованиям регистрационного удостоверения, а также иные сведения и документы, которые могут потребоваться в соответствии с действующим законодательством и применимыми нормами в соответствующей стране Территории.	Owner shall with each batch of the Product delivered and supplied furnish Distributor with a certificate of analysis indicating the compliance of that batch of the Product with the Marketing Authorization, and such other information and documentation as may be required from time to time under applicable laws and regulations in the relevant country in the Territory.

Срок годности Продукта должен быть не менее 75% от исходного на Дату поставки. После доставки Продукта от Владельца, Дистрибьютор обязан: (I) выполнять визуальный осмотр готовой продукции так, чтобы не подвергать Продукт воздействию прямого солнечного света и выявить любые видимые признаки дефектов или внешних повреждений, и (II) незамедлительно уведомить Владельца о наличии любого такого дефекта, и в этом случае поместить такую готовую продукцию в карантин, пока запрос не будет урегулирован Сторонами.

Expiry date must be at least 75% from the Owner’s Shipping Date. After the delivery of the Product from Owner, Distributor shall: (i) perform a visual inspection of the Finished Product so delivered without exposing the Product to direct light, to identify any visible signs of defect or transportation damage, and (ii) notify Owner promptly should any such defect be found, and in that case place such Finished Product in quarantine until the claim is settled between the Parties.

Процедура приемки Продукта определяется Сторонами в Договоре. Если Стороне становится известно о том, что поставленный готовый продукт отбраковывается, отзывается любым государственным орган власти или не соответствует Согласованному качеству («Несоответствующий готовый продукт»), такая Сторона должна письменно уведомить другую Сторону без неоправданной задержки после того, как об этом стало известно.

The product acceptance procedure is determined by the Parties in the Contract. If a Party becomes aware that a Finished Product delivered is defective, or is recalled by any governmental agency or authority or is not in conformance with the Agreed Quality (“Non-Conforming Finished Product”), such Party shall notify the other Party in writing without undue delay after becoming aware thereof.

Дистрибьютор должен завести журнал учета температуры и убедиться, что температура при транспортировке соответствует условиям хранения. Оригинальная схема регистрации температуры должна быть возвращены Владельцу в любом случае не позднее 5 (пяти) рабочих дней от даты получения Продукта.	Distributor shall identify temperature loggers and ensure that temperature during transportation complies with appropriate storage conditions. The original temperature recording chart shall be returned to Owner in no case later than five (5) business days from Product receipt.

Как можно скорее, но в любом случае не позднее 5 (пяти) рабочих дней, после доставки Продукта от Владельца, Дистрибьютор обязан: (I) выполнять визуальный осмотр готовой продукции так, чтобы не подвергать Продукт воздействию прямого солнечного света и выявить любые видимые признаки дефектов или внешних повреждений, и (II) незамедлительно уведомить Владельца о наличии любого такого дефекта, и в этом случае поместить такую готовую продукцию в карантин, пока запрос не будет урегулирован Сторонами.	As soon as possible, but in no case later than five (5) business days following delivery of Product from Owner, Distributor shall, without prejudice to its rights relating to Non-Conforming Product in this Agreement, perform an optical inspection of the goods so delivered without exposing the Product to direct light, to identify any visible signs of defect or transportation damage, notify Owner promptly should any such defect be found, and in that case place such Product in quarantine until the claim is settled between the parties.

Если Дистрибьютор узнает, что поставляемый Продукт имеет дефекты, не соответствует Согласованному качеству, был отправлен в нарушение любого действующего закона, административного распоряжения или нормы, отзывается любым государственным органом власти, не соответствует инструкциям, согласованным Сторонами в отношении упаковки и транспортировки, или не подходят для использования или продажи («Несоответствующий продукт»), Дистрибьютор обязуется письменно уведомить Владельца без неоправданной задержки после того, как об этом стало известно. Любые претензии Дистрибьютора в отношении несоответствия поставленной готовой продукции должны в разумных подробностях описывать характер и основание для претензии с указанием соответствующих контрольных номеров серии Владельца или другой информации, позволяющей провести идентификацию конкретного готового Продукта.	If Distributor finds out that a Product delivered is defective, does not comply with the agreed quality, was shipped in violation of any applicable statute, administrative order or regulation, is recalled by any governmental agency or authority, or is not in conformance with instructions agreed upon by the parties regarding packaging or transport, or is not suitable for use or sale (“Non-Conforming Product”), Distributor shall notify Owner in writing without undue delay after becoming aware thereof. Any claims by Distributor regarding Non-Conforming Finished Product delivered shall specify in reasonable detail the nature and basis for the claim and cite relevant Owner batch control numbers or other information to enable specific identification of Finished Product involved.

Дистрибьютор должен способствовать проверкам Владельца соблюдения всех соответствующих норм cGMP и/или cGDPДистрибьютором согласно настоящего Соглашения, осуществляемым за счет Владельца. Проверка производиться не ранее чем через 1 месяц после разумного уведомления Дистрибьютора в рабочее время. Содержание и форма такой проверки обсуждаются заранее Сторонами.	Distributor shall enable Owner to perform an audit of all relevant cGMP and/or cGDP related activities performed by Distributor under this Agreement at the Owner’s expense. The audit will be made not earlier than one (1) month before the reasonable notice provided, during ordinary business hours. The content and form of the audit shall be discussed in advance between the Parties.

В течение Срока действия настоящего Соглашения Дистрибьютор может подавать жалобы на качество продукции Владельцу. Владелец должен тщательно рассматривать такие жалобы и уведомлять Дистрибьютора в разумные сроки о результатах рассмотрения и о любых корректирующих или превентивных мерах, принятых по жалобе.	During the Term of this Agreement, Distributor may submit quality complaints regarding the Products to Owner. Owner must carefully investigate any such complaint, and notify Distributor, within reasonable time, on the results of the investigation and on any corrective or preventive actions taken following the complaint.

11. ОТЗЫВ ПРОДУКТА; ПРАВОВЫЕ МОМЕНТЫ	11. PRODUCT RECALL; REGULATORY MATTERS

В случае, если (а) любой государственный или Компетентный орган власти отзывают готовый Продукт или принимают аналогичные меры в связи с готовым Продуктом, проданным Дистрибьютором на Территории; (б) суд компетентной юрисдикции призывает к таком отзыву или (с) Владелец решает прекратить распространение и / или продажи готового Продукта по причине возможного риска для безопасности (далее «Отзыв»), то Владелец обязуется незамедлительно информировать Дистрибьютора о таком Отзыве, причем Дистрибьютор и Владелец договариваются о соответствующих действиях.	In the event that (a) any governmental agency or authority or Competent Authority issues a recall or takes similar action, in connection with the Finished Product sold by Distributor in the Territory, or (b) a court of competent jurisdiction orders such a recall, or (c) Owner decides to cease distribution and/or sales of the Finished Product by reason of a possible safety risk (hereinafter “Recall”) then Owner shall promptly inform Distributor of such Recall, and Owner and Distributor shall agree on an appropriate course of action.

Дистрибьютор обязуется незамедлительно информировать Владельца о любом таком уведомлении в отношении подобных действий или другой информации, которую он получает (прямо или косвенно) из любого Компетентного органа власти, который (а) выдвигает сомнения по поводу безопасности и эффективности выпускаемой продукции или (б) указывает на необходимость отзыва или вывод с рынка готовой продукции.	Distributor shall promptly inform Owner of any notification of any action by, or notification or other information which it receives (directly or indirectly) from any regulatory or other authority, which (a) raises any material concerns regarding the safety or efficacy of the Finished Product, or (b) which indicates a necessity for a recall or market withdrawal of the Finished Product.

Владелец обязуется нести все прямые расходы и расходы на Отзыв готовой продукции, не соответствующей Согласованному качеству на дату поставки Дистрибьютору. Дистрибьютор несет все прямые расходы и расходы на Отзыв в результате несоблюдения им условий хранения, или если Дистрибьютор без письменного согласия Владельца внес любые изменения в этикетки на первичной упаковке или в текст во вкладыше. Для установления причин несоответствия Продукта Согласованному качеству составляется описание дефекта с соответствующими фотографиями, актами Компетентного органа власти которое немедленно отправляется Владельцу для проведения экспертизы. Процедура в соответствие с правилами GMP ЕС проводится на месте Владельцем для установления причин несоответствия. В случае если нарушение Согласованного качества установлено актом Компетентного органа власти, экспертиза не проводится. Дефектный Продукт возвращается в случаях, ранее согласованных в письменной форме с Владельцем.	Owner shall bear all direct costs and expenses of a Recall resulting from Finished Product failing to meet the Agreed Quality at the date of delivery to Distributor. Distributor shall bear all direct costs and expenses of a recall resulting from Distributor’s failure to meet any storage conditions or if Distributor, without written approval from Owner, make any change of immediate package of Finished Product or makes any change of labels on package or change of package inserts. To establish the reasons why the Product does not comply with the agreed quality, description of the defect accompanied by relevant pictures and reports from the Regulatory Authority shall immediately be sent to the Owner for examination. A procedure complying with EU GMP shall be in place by Owner and adhered to in investigating the case and the cause for non-compliance. Examination is not performed if the non-compliance to the agreed quality is established by the report from the Regulatory Authority. A defective unit shall only be returned in cases previously agreed in writing with Owner.

12. ЦЕНА ПОСТАВКИ И ПОРЯДОК РАСЧЕТОВ МЕЖДУ СТОРОНАМИ	12. SUPPLY PRICE AND PAYMENTs

В соответствии с условиями настоящего Соглашения Дистрибьютор обязан уплатить Цену поставки согласно Приложению I и Договору.	Subject to the terms and conditions hereunder, Distributor shall pay the Supply Price set out in Appendix I and in the Contract.

Любой импортный таможенный сбор и другие налоги на поставку, взимаемые на Территории, оплачиваются Дистрибьютором. Владелец обязуется выставить счета Дистрибьютору на Цену поставки готовой продукции на момент Даты поставки. Счета от Владельца оплачиваются в евро. Сроки оплаты указываются в Договоре поставки и соответствуют условиям настоящего Соглашения.

Any import customs fee or other taxes involved in the supply collected in the Territory shall be paid by the Distributor. Owner shall invoice Distributor for the Supply Price in relation to Finished Product at the Delivery Date of the Finished Product. Invoices from Owner shall be made in EUR. The payment terms are to be specified in the Contract as well, in accordance with the Terms in this Agreement.

Все платежи осуществляются в форме банковского перевода, как указано в Договоре, или другим способом, как предусмотрено соответствующей Стороной, на определенный банковский счет, о котором такая Сторона в письменной форме уведомляет другую.	All payments shall be made by bank transfer specified in the Contract, or by such other payment method as shall be stipulated by the relevant Party from time to time, to such bank account as that Party may from time to time notify in writing to the other Party.

Все суммы задолженности по настоящему Соглашению оплачиваются в полном объеме без каких-либо вычетов и удержаний (в том числе отчислений или удержания в отношении налога на прибыль, налога на прибыль организаций и других налогов, сборов и пошлин).	All sums payable under the Agreement shall be paid in full without any deductions or withholdings (including deductions or withholdings in respect of items such as income tax, corporation tax, or other taxes, charges or duties).

На любые платежи в рамках настоящего Соглашения, не полученные в установленные сроки, как было отмечено выше, начисляются проценты, три процента (3%) в месяц на остаток задолженности, что пересчитывается ежемесячно.	Any payment due under this Agreement not received within the times noted above shall bear interest of three percent (3%) per month on the outstanding balance compounded monthly.

13. КОНТРОЛЬ ЭКСПОРТА:	13. Export controls:

Стороны признают, что настоящее Соглашение применяется с учетом соблюдения любых применимых законов, постановлений и распоряжений, в том числе тех, которые могут относиться к экспорту технических данных, а также Стороны обязуются соблюдать все такие законы, постановления и распоряжения.	The Parties acknowledge that this Agreement is subject to compliance with any applicable laws, regulations, or orders, including those that may relate to the export of technical data, and the Parties agrees to comply with all such laws, regulations and orders.

14. ЗАЯВЛЕНИЯ И ГАРАНТИИ НА ВЛАДЕЛЬЦА	14. REPRESENTATIONS AND WARRANTIES BY Owner

Владелец заявляет и гарантирует:	Owner warrants and represents:

а) что Продукт должен всегда соответствовать нормативным требованиям.	a) that it shall at all times comply with the Regulatory Requirements.

б) что права, предоставляемые Дистрибьютору в настоящем и будущем в соответствии с настоящим Соглашением, не предоставлены каким-либо третьим лицам на Территории.	b) that the rights granted or to be granted to Distributor pursuant to this Agreement on Territory do not conflict with any rights granted to any third party.

15. ИНТЕЛЛЕКТУАЛЬНАЯ СОБСТВЕННОСТЬ	15. INTELLECTUAL PROPERTY

За исключением тех прав, явно предоставленных в рамках настоящего Соглашения, ничто в настоящем Соглашении не должно толковаться как создание, предоставление и передача одной из Сторон лицензий, прав, прав собственности или иных интересов или прав на интеллектуальную собственность, включая, но не ограничиваясь, патентные права, принадлежащие другой Стороне или ее аффилированным лицам или контролируемые ими (i), существовавшие до Даты вступления в силу или (ii) независимо открытые и разработанные в течение Срока действия настоящего Соглашения такой другой Стороны или ее аффилированными лицами, кроме выполнения своих обязательств по настоящему Соглашению без использования интеллектуальной собственности или Конфиденциальной информации другой Стороны.	Except for those rights expressly granted under this Agreement, nothing in this Agreement shall be construed as creating, granting or conveying to one Party any licence, right, title or other interest in or to any Intellectual Property Rights, including, but not limited to Patent Rights, owned or controlled by the other Party or its Affiliates (i) existing prior to the Effective Date; or (ii) independently discovered and developed during the Term by such other Party or its Affiliates other than in performance of its obligations under this Agreement and without use of such other Party’s Intellectual Property Rights or Confidential Information.

Владелец обязуется нести ответственность и принимать на свой счет расходы, заявки, отстаивание исковых требований и защиты любых Патентных прав.	Owner shall be responsible for and undertake, at its own cost, the filing, prosecution, maintenance and defence of any Patent Rights.

Каждая из Сторон уведомляет другую в том случае, если любое третье лицо начинает или угрожает начать предпринимать меры против Владельца или Дистрибьютора, утверждая, что продажи готовой продукции нарушают патентные или другие права интеллектуальной собственности третьих лиц. Каждая Сторона достаточно информирует другую в отношении хода любых таких действий в разумный срок. Каждая Сторона имеет право участвовать в любых судебных разбирательствах по таким нарушениям от своего имени, за свой счет, через адвоката по своему выбору.	Each Party shall notify the other in the event any third party shall commence or threaten to commence an action against Owner or Distributor alleging that the sales of the Finished Product infringes a patent or other Intellectual Property Right of such third party. Each Party shall keep the other reasonably informed with respect to the progress of any such action from time to time. Each Party shall be permitted to participate in any such infringement litigation on its own behalf, at its own expense, through counsel of its choice.

а) К моменту вступления в силу настоящего Соглашения Владелец фактически не обладает знаниями о патентах, товарных знаках или других правах собственности третьих лиц, которые являются действительными и будут нарушены при использовании, продаже, сбыте или импорте Продукте на Территории в соответствии с условия настоящего Соглашения и	a) By this Agreement becomes effective, the Owner has no actual knowledge, of any third party patents, trademarks or other proprietary rights which are valid and which would be infringed by making, having made, using, selling, offering for sale or importing Product in the Territory in accordance with the terms of this Agreement; and

б) К моменту вступления в силу настоящего Соглашения Владелец фактически не обладает знаниями о том, что в результате действия данного Соглашения, выполнения Владельцем обязательств по нему, любого нарушения или потери права в соответствии по любой лицензии, сублицензии или соглашению, ранее предоставленным третьими лицам по отношению к интеллектуальной собственности Владельца, связанной с Продуктом, в том числе патентных прав, могло иметь место в прошлом.	b) By this Agreement becomes effective, the Owner has no actual knowledge that as a result of the execution and delivery of this Agreement and the performance of Owner hereunder, of any violation of, or lose any rights pursuant to, any license, sublicense or agreement previously provided to a third party with respect to Owner´s intellectual property rights relating to the Product, including the Patent Rights.

16. ОТВЕТСТВЕННОСТЬ ЗА ВОЗМЕЩЕНИЕ УЩЕРБА	16. INDEMNIFICATION AND LIABILITY

Без ущерба для каких-либо других ограничений, действительных или нет, ответственности каждой из Сторон, ни одна из Сторон не несет ответственности (ни по контракту, ни в связи с правонарушением, включая халатность, ни с нарушением установленной законом обязанности или иным образом) за потерю прибыли, бизнес-возможностей, деловой репутации или ожидаемых сбережений при любом прямом или косвенном ущербе в связи с настоящим Соглашением или Продуктом (в каждом случае независимо от любой халатности или иных действий, по умолчанию или бездействии Стороны, ее работников или агентов, и независимо от того, можно ли было предвидеть такие убытки или она была проинформирована о возможности таких убытков). Ничто в настоящей Статье 17, однако, не ограничивает или исключает какой-либо ответственности за мошенничество.	Without prejudice to any other limitation (whether effective or not) of either Party’s liability, neither Party shall be liable (whether in contract, tort (including negligence) or for breach of statutory duty or otherwise) for any loss of profits, use, opportunity, goodwill, business or anticipated savings, for any indirect or consequential losses in connection with this Agreement or the Products (in each case irrespective of any negligence or other act, default or omission of a Party (or its employees or agents), and regardless of whether such loss or claim was foreseeable or not or whether the other has been informed of the possibility of such loss). Nothing in this Clause 16 shall however operate to limit or exclude any liability for fraud.

Владелец настоящим освобождает Дистрибьютора в полном объеме от запроса и возмещает ему все потери, ожидаемые или нет, понесенные им в результате любых претензий третьих лиц, которые утверждают, что готовый Продукт послужил прямой причиной смерти или телесных повреждений при доставке Дистрибьютору при отсутствии Согласованного качества. Возмещение в данном пункте 16 не применяется, если указанные потери или претензии получены в результате повреждения Продукта при транспортировке или при хранении после доставки Дистрибьютору.	Owner hereby indemnifies Distributor in full and on demand and shall keep Distributor so indemnified from and against all Losses incurred or suffered by Distributor whether or not foreseeable and howsoever arising, as a result of any Claim by a third party which alleges that the Finished Product has caused death or personal injury as a direct result of the Finished Product as delivered to Distributor proved not to meet the Agreed Quality. The indemnity in this Clause 16 shall not apply where the Losses or Claim shall have resulted from damage to the Product in transit or in storage following delivery to Distributor.

17. СТРАХОВАНИЕ	17. INSURANCE

В течение срока действия настоящего Соглашения Владелец соглашается на страховое покрытие общих обязательств в объеме, достаточном для выполнения своих обязательств и обязательств, изложенных в настоящем Соглашении. Дистрибьютор обязуется, в соответствии со Сроком действия настоящего Соглашения, иметь страховое покрытие для хранения, распределения и продажи продукции на Территории.	During the Term, Owner agrees to have insurance coverage for the general obligations to the extent sufficient to meet its obligations and commitments expressed in this Agreement. The Distributor agrees, under the Term of this Agreement, to have insurance cover for Storage, Distribution and Sale of the Product within the Territory.

18. СРОК ДЕЙСТВИЯ НАСТОЯЩЕГО СОГЛАШЕНИЯ И ПОРЯДОК ЕГО ПРЕКРАЩЕНИЯ	18. term AND TERMINATION

Настоящее Соглашение вступает в силу с Даты вступления в силу. И действует в течении (5) пяти лет от даты получения Владельцем Регистрационного удостоверения в России.	This Agreement enters into force on the Effective Date and shall be valid for five (5) years from the date Owner receives notice of Marketing Authorization in Russia.

За 12 (двенадцать) месяцев до любого срока прекращения настоящего Соглашения Стороны имеют возможность договориться о продлении Срока действия настоящего Соглашения на 2 года.	Twelve (12) months before expiration of this Agreement the Parties have the opportunity to agree on a two (2) years prolongation of the Term of this Agreement.

Несмотря на пункт 18 выше, в дополнение к причинам прекращения, изложенным в настоящем Соглашении, данное Соглашение может быть расторгнуто:	Notwithstanding clause 18 above, in addition to the termination provisions set forth elsewhere in this Agreement, the Agreement may be terminated:

а) по взаимному согласию Сторон,	a) by mutual agreement of the Parties,

b) немедленно по письменному уведомлению одной из Сторон, если обнаружено существенное нарушение в выполнении обязательств другой Стороны по настоящему Соглашению, и нарушившая Сторона не выполнила такие обязательства в течение 60 (шестидесяти) дней после получения письменного уведомления (при условии, что, если такое неисполнение связано любым вопросам, касающимися охраны здоровья населения, или относится к вопросу, по которому такой задержкой наносится существенный вред Ненарушившей Стороне, включая, без ограничения негативное влияние на регистрационное удостоверение, регистрацию или патенты, относящиеся к Продукту).	b) by a Party by written notice having immediate if effect, if there is a material breach in the performance of the other Party’s duties and obligations under this Agreement and the Party in default has not remedied the default within sixty (60) days after receipt of written notice (provided that if such default involves any matter relating to the public health or relates to a matter for which substantial harm shall accrue to the non-defaulting Party by such delay (including without limitation harm to the Marketing Authorization, registration or patents pertaining to the Product).

с) Стороной путем письменного уведомления, незамедлительно вступающем в силу, в случае банкротства y другой Стороны или других подобных перечисленных обстоятельств.	c) by a Party by written notice having immediate effect, in the event of the other Party’s bankruptcy or other similar enumerated circumstance.

За исключением случаев, предусмотренных в пункте 18, в случае прекращения по любой причине Стороны будут выполнять заказы, которые были приняты до прекращения данного Соглашения. Дистрибьютор обязуется, после выполнения заказов, принятых им до даты прекращения настоящего Соглашения, прекратить хозяйственный оборот в отношении Продукта или вступить в переговоры о продаже Продукта, причем он должен вернуть или при необходимости назначить третье лицо, указанные в письменной форме Владельцем, для возврата всей информации, ноу-хау и Конфиденциальной информации, полученной от Владельца и относящейся к Продукту.	Save as otherwise provided in Clause 18, in the event of termination for any reason, the Parties shall fulfil orders which were accepted before the end of the Agreement. Distributor, after the execution of orders it has taken until the date of termination of this Agreement, shall cease to promote, market, advertise or enter into negotiations for the sale of the Product and it shall return or, if applicable, assign to Owner or a third party designated in writing by Owner all information, Know-how and Confidential Information received from Owner and pertaining to the Product.

19. ДЕЙСТВИЯ ПО ПРЕКРАЩЕНИИ НАСТОЯЩЕГО СОГЛАШЕНИЯ	19. POST TERMINATION

После прекращения или истечения срока действия настоящего Соглашения по любой причине права Дистрибьютора в отношении Продукта прекращаются исключением случаев, предусмотренных в данной статье.	Upon termination or expiration of this Agreement for any reason, Distributor’s rights with respect to Product shall terminate save as otherwise provided in clause 18.

Сразу после окончания срока действия Дистрибьютор (без дополнительной оплаты, требуемой от Владельца):	Promptly following termination, Distributor shall (without additional payment being required from Owner):

а) передает Владельцу все копии, в том числе аннотации, всех данных, отчетов, документов и материалов, содержащих Конфиденциальную информацию Владельца и находящихся во владении Дистрибьютора или под его контролем, включая его аффилированных лиц или сублицензиатов;	a) transfer to Owner copies, including annotations, of all data, reports, records and materials containing Owner Confidential Information and that are in the possession or control of Distributor, its Affiliates or sublicenses;

б) передает Владельцу все данные по продажам, хозяйственному обороту и взаимодействию с Компетентными органами власти, принадлежащие Владельцу и собранные в течение срока действия настоящего Соглашения, и, кроме того все данные по продажам, хозяйственному обороту и взаимодействию с Компетентными органами власти, принадлежащие Дистрибьютору и относящиеся к Продукту;	b) transfer to Owner all marketing and sales data and Regulatory Data collected during the term of this Agreement to Owner and furthermore all marketing and sales data and Regulatory Data provided to Distributor by or through Owner and related to the Product;

в) передает представителю Владельца все права и интересы в отношении регистрационного удостоверения на Продукт на Территории (если таковые имеются).	c) transfer to Owner or its nominee all right, title and interest in and to every Marketing Authorization for the Product in the Territory (if any); and

Дистрибьютор настоящим заверяет Владельца, что будет за свой счет выполнять, незамедлительно подписывать и составлять все эти акты, заявки, документы, которые могут разумно потребоваться Владельцу для осуществления прав.	Distributor hereby covenants with Owner that Distributor will at its own expense execute, promptly sign and do all such instruments, applications, documents, acts and things as may reasonably be required by Owner give full effect.

За свой счет Дистрибьютор предоставляет Владельцу разумно необходимое или полезное содействие с тем, чтобы последний координировал и осуществлял дальнейшее упорядоченное развитие и хозяйственный оборот Продукта обстоятельств такой стране или странах, если применимо (например, такое содействие должно подразумевать, но не ограничиваться, предоставлением доступа к копиям, а также права использования списков заказчиков, маркетинговым материалам, планам и презентациям, относящимся к Продукту, а также к советам и рекомендациям торговым представителям, торговым организациям по поводу методов продаж для стимулирования продаж Продуктов) на Территории.	Distributor shall, at Distributor expense, provide Owner with all reasonably necessary or useful assistance to enable Owner to coordinate and undertake the orderly continued development and commercialization of the Product in such country or countries as applicable (such assistance shall include, but not be limited to, providing access to, copies of and the right to use customer lists, marketing materials, marketing plans and marketing presentations solely to the extent related to the Product, as well as advice and recommendations on which sales representatives, sales organizations and sales methods would most likely prove most beneficial to promote sales of such Product) in the Territory.

После прекращения или истечения срока действия настоящего Соглашения, Дистрибьютор обязуется передать в собственность Владельца любую Информации и / или Интеллектуальную собственность, относящиеся к Продукту и обязуется принять все необходимые меры в отношении соответствующих регулирующих органов для вывода Дистрибьютора из роли в качестве заявителя, включая, но не ограничиваясь, передачей Владельцу всех лицензий, прав, прав собственности или иных интересов или любого Регистрационного удостоверения. Кроме того, после прекращения или истечения срока действия настоящего Соглашения, Дистрибьютор обязуется прекратить использование прав интеллектуальной собственности Владельца, включая, но не ограничиваясь, торговой маркой Владельца. Однако Дистрибьютор обязуется принимать все необходимые меры по сбыту и продаже Продукта, пока Владелец в течение разумного периода времени не заключит договор с другим дистрибьютором для сохранения регистрационного удостоверения и продолжения поставок Продукта в пределах Территории.	Upon termination or expiration of this Agreement, Distributor is obliged to transfer to Owner any Information and/or Intellectual Property relating to the Product and is obliged to take all necessary actions with relevant Regulatory Authorities to withdraw Distributors role as an applicant, including, but not limited to, transfer to Owner all licence, right, title or other interest in or to any Market Authorization. Further, upon termination or expiration of this Agreement, Distributor is obliged to stop using Owner´s Intellectual Property Rights, including, but not limited to, Owner trademarks. However, Distributor is obliged to take all necessary actions to market and sell the Products until Owner, within reasonable time, has contracted another distributor for the maintenance of Marketing Authorization and continuation of supply of Product within the Territory.

После прекращения действия настоящего Соглашения Владельцем, последний обязан уплатить Дистрибьютору взаимосогласованную комиссию за прекращение действия. Такая комиссия за прекращение действия должна соответствовать суммам, выплаченным Дистрибьютором в качестве заявителя для поддержки Владельца в получении или сохранении любого Регистрационного удостоверения в каждой отдельной стране на Территории, и ни в коем случае не должна превышать общую сумму 300 000 EUR.	Upon termination of this Agreement by Owner, Owner shall pay to Distributor a mutually agreed termination fee. Such termination fee shall correspond to the amounts paid by Distributor in connection with Distributors role as an applicant for obtaining or remaining any Market Authorization in each specific country within the Territory, and shall in no event exceed the total amount of 300 000 EUR.

Прекращение или истечение срока действия настоящего Соглашения по любой причине не повлияет на приобретенные права и обязательства каждой из Сторон, также как и не повлияет на выплаты или вступление в силу или действие соответствующих положений и любых других положений настоящего Соглашения, прямо или косвенно предназначенных для действия или продолжающих свое действие после прекращения, включая все положения, относящиеся к продолжению поставок Продукта.	Termination or expiration of this Agreement, for whatever reason, will not affect any accrued rights or liabilities of either Party or payments due nor will it affect the coming into force or the continuance in force of relevant clauses and any other provision of this Agreement which is expressly or by implication intended to come into or continue in force on or after such termination, including all clauses relevant to the continuation of supply of Product.

20. ФОРС-МАЖОР	20. Force Majeure

Ни при каких обстоятельствах ни одна из Сторон не несет ответственности перед другой за невыполнение или задержку в выполнении любого обязательства по настоящему Соглашению или его части, если такая деятельность не могла быть осуществлена по причине форс-мажорных обстоятельствах, при условии, что подвергшаяся Сторона, тем самым, незамедлительно уведомляет другую Сторону о дате начала форс-мажорных обстоятельств, их характере и ожидаемой продолжительности, прилагает все усилия, чтобы избежать или устранить последствия форс-мажорных обстоятельств в разумной мере, и завершает выполнение обязательств, когда в состоянии это сделать при устранении причин форс-мажора. Любая из Сторон вправе немедленно расторгнуть настоящее Соглашение, направив письменное уведомление другой Стороне, если исполнение настоящего Соглашения существенно осложняется в течение более 6 (шести) месяцев из-за форс-мажорных обстоятельств, влияние которых не может быть устранено или уменьшено.	Neither Party shall be under any liability to the other for failure or delay in the performance of any obligation hereunder or part thereof to the extent and for the period that such performance is prevented by reason of a case of Force Majeure, provided that the Party affected thereby shall give prompt notice to the other Party of the date of commencement of the Force Majeure, the nature thereof, and expected duration; use its best efforts to avoid or remove the Force Majeure to the extent it is so able to do; and make up, continue on and complete performance when such cause is removed to the extent it is able to do so. Either Party shall be entitled to terminate this Agreement forthwith by giving written notice to the other Party if the performance of this Agreement shall be substantially hindered or prevented for a period exceeding six (6) months due to an event of Force Majeure affecting either Party which cannot be removed or abated.

21. ПРАВООТНОШЕНИЯ СТОРОН	21. relationship between The Parties

Правоотношениями Сторон в соответствии с данным Соглашением является то, что они считаются независимыми подрядчиками. Ни одна из Сторон не имеет права или полномочия заключать какие-либо контракты от имени или за счет другой Стороны или создавать какие-либо обязательства по ответственности любого рода, явно выраженные или подразумеваемые, от имени другой Стороны.	The relationship between the Parties under the Agreement is that of independent contractors. Neither Party has any right or authority to enter into any contracts in the name of or for the account of the other Party, nor to assume or create any obligation of liability of any kind, express or implied, on behalf of the other Party.

Дистрибьютор обязуется приобрести у Владельца все Продукты, которые будут предложены на Территории в соответствие с настоящим Соглашением.	Distributor shall purchase from Owner all Products to be offered in the Territory under this Agreement.

Каждая Сторона имеет право осуществлять свои права и обязанности по настоящему Соглашению через свою подконтрольную компанию.	Each Party shall have the right to perform its rights and obligations under this Agreement through a wholly owned subsidiary.

Каждая Сторона несет ответственность за невыполнение обязательств своей подконтрольной компании таким же образом, как если бы это была она сама.	Each Party shall be responsible for the performance of its subsidiary in the same way as if the performance had been executed by the Party itself.

22. КОНФИДЕНЦИАЛЬНАЯ ИНФОРМАЦИЯ	22. CONFIDENTIAL INFORMATION

Ни при каких обстоятельствах ни одна из Сторон обязуется не делать копии, разглашать или использовать Конфиденциальную информацию другой Стороны ни в течение срока действия настоящего Соглашения, ни после его прекращения в лице своих сотрудников, агентов или субподрядчиков, которым было разумно необходимо знать такую Конфиденциальную информацию для Целей настоящего Соглашения, и в этом случае Сторона должна обеспечить, чтобы такие лица имели обязательства сохранять режим конфиденциальности такой информации. Каждая Сторона несет ответственность за разглашение информации своими сотрудниками, агентами или субподрядчиками.	Neither Party shall make copies of, disclose or use the Confidential Information of the other Party under any circumstances whether during or after the currency of this Agreement other than to employees, agents or sub-contractors of such Party who are reasonably required to know such Confidential Information for the purposes of this Agreement, in which case the Party concerned shall procure that such Persons undertake to keep such Confidential Information confidential. Each Party shall be responsible for any disclosure by its employees, agents or sub-contractors.

Пункт 22 не применяется к информации, которая:	Clause 22 shall not apply to information:

(а) находится или находилась в общественном достоянии, за исключением нарушения пункта 23 одной из Сторон;	(a) already in the public domain or which comes into the public domain other than through a breach of Clause 23 by a Party;

(б) находится во владении другой Стороны вне каких-либо обязательств о конфиденциальности во время раскрытия;	(b) which is already in the possession of the other Party free from any obligation of confidentiality at the time it is/was disclosed to it;

(в) независимо разработана Стороной от информации, полученной от другой Стороны;	с) which is developed by a Party independently of information provided by the other Party;

(г) раскрыта нераскрывающей Стороной, к которой относится эта информация, после одобрения на ее разглашение;	(d) where the non-disclosing Party to whom the information relates has expressly approved its disclosure;

(д) раскрыта другой Стороной по требованию Компетентного органа власти или по закону, но только при необходимости после предварительного уведомления о таком раскрытии другой Стороны.	(e) which the other Party is required by any Competent Authority or law to disclose but only to the extent of such required disclosure and provided prior notification of such disclosure has been given to the other Party.

После прекращения действия настоящего Соглашения по любой причине каждая из Сторон в течение 14 (четырнадцати) дней возвращает другой всю Конфиденциальную информацию. Все обязательства по сохранению режима конфиденциальности и неиспользовании информации другой Стороны, наложенные на Стороны в рамках настоящего Соглашения, истекают в течение десяти (10) лет после планируемого или досрочного прекращения действия настоящего Соглашения.	Upon termination of this Agreement for whatever reason, the Parties shall each within fourteen (14) days return to the other all of the other Party’s Confidential Information.All obligations of confidentiality and non-use imposed upon the Parties under this Agreement shall expire ten (10) years after the expiration or earlier termination of this Agreement.

23. ЗАЯВЛЕНИЕ ДЛЯ ОБЩЕСТВЕННОСТИ	23. STATEMENTS TO PUBLIC

Ни Владелец, ни дистрибьютор не должны делать или разрешать делать какое-либо объявления или заявления для общественности в отношении данного Соглашения без предварительного согласия другой Стороны, причем в таком согласии не должно быть необоснованно отказано с учетом любых требований Компетентных органов власти.	Neither Owner nor Distributor shall make or procure or permit the making of any announcement or statement to the public with respect to this Agreement without the prior consent of the other Party, which consent shall not be unreasonably withheld, subject to any applicable regulatory requirements.

Формулировка и определение сроков реализации любых пресс-релизов или любых других сообщений и / или заявлений для общественности должны быть заранее согласована Сторонами. Стороны соглашаются с тем, что такие объявления и / или заявления для общественности незамедлительно рассматриваются обеими Сторонами и что любые подобные объявления или заявления, которые, по мнению Владельца, необходимы для выполнения обязательств в соответствии с законодательством о публично котируемых компаний в Швеции, должны быть пересмотрены в течение двух рабочих дней Дистрибьютором, и если Владелец не получает ответа от Дистрибьютора в течение этого срока, это считается принятием со стороны Дистрибьютора.	The wording and the timing of any press release or of any other announcement and/or statement to the public shall have to be agreed upon in advance between the Parties. The Parties agree that announcements and/or statements to the public shall be promptly reviewed by both Parties, and that any such announcements or statements deemed by Owner to be required to fulfil a commitment under the laws applicable to publicly listed companies in Sweden shall be reviewed within two business days by Distributor, and if Owner does not receive a response from Distributor within such period, it shall be deemed accepted by Distributor.

24. ПОЛНОТА СОГЛАШЕНИЯ	24. Entire Agreement

Настоящее Соглашение представляет собой полное соглашение между Сторонами и заменяет собой все предыдущие соглашения между Сторонами, связанные с его предметом.	This Agreement constitutes the whole agreement between the Parties and supersedes all previous agreements between the Parties relating to its subject matter.

Каждая Сторона признает, что при заключении данного Соглашения, при отсутствии права или средства правовой защиты в этом отношении оно не опирается на любые заявления, представления, заверения или гарантии (сделано по незнанию или невиновно), кроме того, как это прямо предусмотрено в настоящем Соглашении.	Each Party acknowledges that, in entering into this Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set out in this Agreement.

Ничего в этом пункте 24 не должно ограничивать ответственность за мошенничество.	Nothing in this Clause 24 shall limit or exclude any liability for fraud.

25. ВНЕСЕНИЕ ИЗМЕНЕНИЙ И ПОПРАВОК	25. Amendments

Если иное прямо не предусмотрено в настоящем Соглашении, никакие изменения, поправки и дополнения к настоящему Соглашению или Приложениями к нему не должны иметь силу в любых Целях, кроме согласованных обеими Сторонами, и надлежащего исполнения другого письменного документа, составленного уполномоченными лицами Сторон.	Except as otherwise provided expressly herein, no modification, amendment or supplement to this Agreement or to the Appendices hereto shall be effective for any purpose except by consent of both Parties and the proper execution of another written instrument by duly authorized officers of the Parties hereto.

26. ПЕРЕУСТУПКА ПРАВ И ОБЯЗАННОСТЕЙ	26. Assignment

Ни одна из Сторон не передает, уступает или иначе обременяет обязательствами или любым правом по настоящему Соглашению без предварительного письменного согласия другой Стороны.	Neither Party shall assign, transfer, charge or otherwise encumber the Agreement or any right hereunder without the prior written consent of the other.

Любые изменения или модификация данного Соглашения считаются действительными, если только они составляются в письменной форме и подписываются уполномоченными представителями Сторон.	Any changes or modifications to this Agreement shall be valid if only drawn up in writing and signed by the authorized Parties’ representatives.

27. ОТСУТСТВИЕ ОТКАЗА ОТ ПРАВ; СРЕДСТВА ПРАВОВОЙ ЗАЩИТЫ	27. No Waiver; Remedies

Отказ любой из Сторон в любое время от требования исполнения другой Стороной любого из положений настоящего Соглашения никоим образом не влияет на право такой Стороны требовать выполнения этого положения, и любой отказ любой из Сторон в случае нарушения любого положения настоящего Соглашения не должен толковаться как отказ от любого выполнения или последующего нарушения такого положения, отказ от самого положения или отказ от каких-либо прав по настоящему Соглашению.	The failure of either Party at any time to require performance by the other Party of any provision of this Agreement shall in no way affect the right of such Party to require performance of that provision, and any waiver by either Party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

28. ОПОВЕЩЕНИЯ	28. Notices

Любые сообщения, в том числе уведомления или требования по настоящему Соглашению или в связи с ним должны быть в письменной форме на английском языке, причем они будут считаться законными только в случае получения лично в руки (при доставке), отправки по факсу с подтверждением (после получения подтверждения) или доставке признанной почтовой организацией (после вручения), или иное не предусмотрено в настоящем Соглашении:	Any communication, including any notice or demand, under or in connection with this Agreement must be in writing, in English, and will be deemed to be validly served if delivered personally (when delivered) or sent by confirmed fax (when confirmed), by reputable courier (after delivery) or as otherwise specified in this Agreement

Кому Владелец:	To Owner:

Oasmia Pharmaceutical AB	Oasmia Pharmaceutical AB
Вниманию: Главный исполнительный директор	Att: Chief Executive Officer
Валлонгатан 1	Vallongatan 1
SE-752 28 Упсала, Швеция	SE-752 28 Uppsala, Sweden
Телефон: +46 (0) 18 50 54 40	Telephone: +46 (0) 18 50 54 40
Факс: +46 (0) 51 08 73	Fax: +46 (0) 51 08 73

Кому Дистрибьютор:	and to Distributor:

ОАО «Фармасинтез»	JSC «Pharmasyntez»
Генеральный Директор	General Director
Вниманию: Турчанинова О. В.	Att: Turchaninova O.V.
664007, Россия, Иркутск, ул. Красногвардейская, 23, офис 3.	664007, Russia, Irkutsk, Krasnogvardeyskaya street, 23, office 3.
Телефон: +7 (3952) 550-355	Telephone: +7 (3952) 550-355
Факс: +7 (3952) 550-355	Fax: +7 (3952) 550-355

Любая Сторона может заменить назначенный ею адрес, номер телефона или номер факса после уведомления о таком изменении другой Стороны по настоящему разделу.	A Party may change its designated address, telephone number or facsimile number by providing notice of such change to the other Party under this Section.

29. АВТОНОМНОСТЬ И ЮРИДИЧЕСКАЯ СИЛА ПОЛОЖЕНИЙ НАСТОЯЩЕГО СОГЛАШЕНИЯ	29. Severability and Validity

Любое положение настоящего Соглашения, объявленное недействительным или неисполнимым в любой юрисдикции в отношении такой юрисдикции, считается недействительным в мере такой недействительности или невозможности без нарушения остальных положений настоящего Соглашения, при условии, что цель настоящего Соглашения существенно не меняется, не влияя на юридическую силу такого положения в любой другой юрисдикции. Несмотря на вышесказанное, если цель Соглашения была существенно изменена, Стороны вправе прекратить действие настоящего Соглашения.	Any provision of this Agreement that is declared invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, to the extent that the purpose of this Agreement is not materially altered, or without affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if the purpose of the Agreement has been materially altered, a Party may terminate this Agreement.

30. ПРИМЕНИМОЕ ПРАВО И АРБИТРАЖ	30. Governing Law and Dispute Resolution

Настоящее Соглашение и иные документы, которые должны быть составлены в соответствии с ним, и любой спор или требование, возникающие из данного Соглашения или в связи с ним или с его предметом или формулировкой, в том числе любой вопрос в отношении его существования, действительности или прекращения (включая внедоговорные споры или претензии) (далее «Спор») регулируются и толкуются в соответствии с законодательством Щвеции.	This Agreement and the documents to be entered into pursuant to it, and any dispute or claim arising out of or in connection with it or its subject matter or formation, including any question regarding its existence, validity or termination, (including non-contractual disputes or claims) (“Dispute”) shall be governed by and construed in accordance with the laws of Sweden.

Согласительный комитет должен быть создан обеими Сторон для разрешения любого спора по взаимному согласию. Согласительный комитет состоит из управляющих директоров (или аналогичных сотрудников) Сторон и двух дополнительных уполномоченных представителей от каждой из Сторон. В случае, если согласительный комитет не разрешил спор в течение 30 (тридцати) дней – 15 (пятнадцати) дней для споров, связанных с причитающимися суммами – после того, как спор был передан от одной из Сторон, ни одна из Сторон может обратиться к арбитражу для разрешения спора.	A conciliation committee shall be installed by both Parties. The conciliation committee shall attempt to resolve any Dispute by mutual agreement. The conciliation committee shall consist of the Managing Directors (or equivalent) of the Parties as well as two additional authorised designees from each Party. In case the conciliation committee has not resolved the Dispute within thirty (30) days (fifteen (15) for Disputes relating to amounts owed) after the Dispute has been referred to it by either of the Parties, either of the Parties may resort to arbitrary court to resolve the Dispute.

Любой спор, разногласие или требование, возникающие из настоящего Соглашения или в связи ним или с его нарушением, расторжением или недействительностью будут разрешаться путем арбитража в соответствии с Арбитражным регламентом Торговой палаты. Число арбитров должно равняться трем. Местом проведения арбитража является Стокгольм. Язык арбитражного разбирательства – английский язык.	Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce. The number of arbitrators shall be three. The seat or legal place of the arbitration shall be Stockholm. The language to be used in the arbitral proceedings shall be English.

При расхождении между английской и русской версии настоящего Соглашения, английская версия имеет приоритет.	If any discrepancies between the English and the Russian version of this Agreement, the English version shall prevail.

ВО СВИДЕТЕЛЬСТВО ЧЕГО, Стороны заключили настоящее Соглашение в ПИСЬМЕННОЙ ФОРМЕ должным образом уполномоченными должностными лицами в день и год, указанные выше.	IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as a DEED and delivered by their respective, duly authorized officers, as of the day and year first above written.

ПОДПИСАНО в ПИСЬМЕННОЙ ФОРМЕ от имени [ ], компании, зарегистрированной на [Территории] лицом [полное имя (-на) подписавших лиц], который(-ые) действует(-ют) под руководством такой компании согласно закону.	SIGNED as a DEED on behalf of[ ], a company incorporated in [territory], by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company.

___________________ Полномочный представитель	___________________ Authorised signatory

___________________ Полномочный представитель	___________________ Authorised signatory

ПОДПИСАНО в ПИСЬМЕННОЙ ФОРМЕ от имени [ ], компании, зарегистрированной на [Территории] лицом [полное имя (-на) подписавших лиц], который(-ые) действует(-ют) под руководством такой компании согласно закону.	SIGNED as a DEED on behalf of[ ] [ ] a company incorporated in [ ] by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company.

___________________ Полномочный представитель	___________________ Authorised signatory

___________________ Полномочный представитель	___________________ Authorised signatory

ПРИЛОЖЕНИЕ I	APPENDIX I
Доставка, цена поставки, разделения прибыли и выставление счетов	Delivery, Supply Price, Profit Sharing and Invoicing

Толкование терминов	Definitions
«Цена поставки» означает все затраты Владельца на товары;	“Supply Price” shall be Owner’s All-In Cost of Goods;
«Все затраты на товары» означает все прямые и распределяемые накладные расходы, понесенные Владельцем в ходе производства, упаковки, хранения и контроля качества выпуска Продукта, включая доставку FCA (Москва, Россия) готовой продукции;	“All-In Cost of Goods” shall mean Owner’s all direct out-of-pocket costs and Allocable Overhead incurred in the manufacture, packaging, storage and quality assurance release of the Product and includes delivery Free Carrier (FCA, Moscow, Russia) of the Finished Product;
«Распределяемые накладные расходы» в отношении деятельности Стороны означает затраты, непосредственно связанные с такой деятельностью и дополнительные расходы, фактически понесенные такой Стороне или ее свой счет, включая, но не ограничиваясь, те, которые связаны со службой контроля такой Стороны, контролем качества, затратами на содержание помещения, финансовыми затраты на амортизацию и заработную плату, информационные системы, системы доставки, и те, которые выделяются для подразделений компании на основании занимаемой площади и численности персонала или иного метода, последовательно применяемого такой Стороной. Распределяемые накладные расходы не включает расходы, связанные с общей корпоративной деятельностью, включая расходы на исполнительное руководство, отношения с инвесторами, развитие бизнеса и правовые вопросы.	“Allocable Overhead” shall mean with respect to a Party’s activities, costs directly related to such activities and incremental costs actually incurred by such Party or for its account, including but not limited to, those which are attributable to such Party’s supervisory services, quality control, occupancy costs, financial costs, depreciations and its payroll, information systems, delivery systems, or purchasing functions and which are allocated to company departments based on space occupied or headcount or other activity-based method consistently applied by such Party. Allocable Overhead shall not include any costs attributable to general corporate activities including executive management, investor relations, business development and legal affairs.
«Валовой объем продаж» означает общую сумму счета Дистрибьютора в отношении любых продаж до получения скидок, пособий и вычета процента, что является вознаграждением за доставку Продукта любому Заказчику на Территории.	“Gross Sales” shall mean the total amounts invoiced by the Distributor for any Sales, before any rebates, discounts or allowances, which is remuneration for a delivery of Product to any Customer in the Territory.
«Затраты Дистрибьютора на сбыт продукции» означает расходы на транспортировку, страхование и хранение в соответствие с FCA (франко перевозчик, Москва, Россия) до поставки Заказчику.	“Distributor´s Distribution Cost” shall mean costs for transportation, insurance and storage from FCA (Free Carrier, Moscow, Russia) to Costumer.
«Распределение прибыли» толкуется, как указано в пункте 2 настоящего Приложения I.	“Profit Sharing” shall have the meaning given in this Appendix I Clause 2.
1. Доставка и цена поставки	1. Delivery and Supply Price
а. Дистрибьютор получает готовый Продукт от Владельца по текущей Цене поставки Владельца.	a. Distributor receives finished Product from Owner at Owner’s current Supply Price.

Б. Цена поставки может быть пересмотрена Владельцем раз в год до 1 мая следующего года после направления письменного уведомления, по меньшей мере, три месяца.	b. The Supply Price may be revised by Owner once per year, to be effective by May 1 the following year, giving at least three month’s written notice.
В. Любое изменение Цены поставки не влияет на цену поставки для ранее принятых заказов.	c. Any change in Supply Price shall not affect the Supply Price for orders already submitted.
1. Разделения прибыли	1. Profit Sharing
а. Дистрибьютор продает Продукт на Территории.	a. Distributor sells the Product in the Territory on a country by country basis.
Б. Прибыли рассчитывается следующим образом:	b. The Profit Sharing shall be calculated as follows:
c.
+ Валовой объем продаж	+ Gross Sales
- Цена поставки	- Supply Price
- Затраты Дистрибьютора на сбыт продукции	- Distributor´s Distribution Cost
= Прибыль для разделения 50/50	= Profit to be shared 50/50

2. Выставление счетов	2. Invoicing
Владелец выставляет счета для разделения прибыли раз в два месяца в евро. Для этого Дистрибьютор в течение десяти дней предоставляют Владельцу на ежемесячной основе;	Owner will invoice the Profit Sharing bimonthly in EUR. In order to do that Distributor shall, within ten days, on a monthly basis, provide Owner with;
а. Статистику Валовой объем продаж в единицах продукции (например, во флаконах) и в рублях по каждой стране.	a. Statistics showing Gross Sales in units (e.g. vials) and in RUB on a country by country basis.
Б. Затраты Дистрибьютора на сбыт продукции.	b. Distributor´s Distribution Cost.
Все счета Владельца к Дистрибьютору последний оплачивает в течение 30 дней.	All invoices provided from Owner to Distributor shall be paid by Distributor within 30 days.

ПРИЛОЖЕНИЕ II	APPENDIX II

Патентные права	Patent Rights

Подлежит согласованию Сторон	To be agreed upon by the Parties

ПРИЛОЖЕНИЕ III	APPENDIX III

Координационный комитет	Joint Steering Committee

Подлежит согласованию Сторон	To be agreed upon by the Parties

ПРИЛОЖЕНИЕ IV	APPENDIX IV

Договор поставки	Supply Contract

Подлежит согласованию Сторон	To be agreed upon by the Parties